The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale of these securities is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-226792
SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 2020
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated August 21, 2018)
FuelCell Energy, Inc.
31,000,000 Shares
Common Stock
We are offering 31,000,000 shares of our common stock.
Our common stock is listed on The Nasdaq Global Market under the symbol “FCEL.” On September 28, 2020, the last reported sale price of our common stock was $2.43 per share.
Investing in our common stock involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and in the accompanying prospectus, including our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and any subsequently filed Current Reports on Form 8-K, for more information.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$
We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase an additional 4,650,000 shares of our common stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $      and the total proceeds to us, before expenses, will be $      .
The underwriters expect to deliver the shares of common stock against payment on or about October      , 2020.
Joint Book-Running Managers
J.P. Morgan	Barclays	Canaccord Genuity
The date of this prospectus supplement is       , 2020.

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About This Prospectus Supplement and Prospectus
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities we are offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement also may add to, update and change information contained in, or incorporated by reference into, the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, or in any document incorporated by reference herein that was filed with the Securities and Exchange Commission (“SEC”) before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.
The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, from time to time, we may offer and sell any of the securities described in the accompanying prospectus separately or together with other securities described therein.
You should read this prospectus supplement along with the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be distributed to you carefully before you invest. These documents contain important information you should consider when making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” on page S-27 of this prospectus supplement and on page 50 of the accompanying prospectus and under “Incorporation of Certain Documents by Reference” on page 50 of the accompanying prospectus.
Neither we nor the underwriters have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be distributed to you or to which we have referred you. If anyone provides you with different or additional information, you should not rely on it. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you.
Neither we nor anyone acting on our behalf is making an offer to sell these shares of common stock in any jurisdiction where the offer or sale is not permitted, and you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus that we have authorized to be delivered to you and the documents incorporated by reference herein and therein is accurate only as of their respective dates, regardless of the time of delivery of such documents or of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.
For purposes of this prospectus supplement and the accompanying prospectus, references to “FuelCell Energy,” “we,” “our,” “our Company” and “the Company” are to FuelCell Energy, Inc. and our consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

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Cautionary Statement Regarding Forward-Looking Statements
This prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein and any related free writing prospectuses issued by us may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), about our financial condition, results of operations, plans, objectives, expectations, future performance and business. Statements preceded by, followed by or that include words such as “expects,” “anticipates,” “estimates,” “goals,” “projects,” “intends,” “plans,” “believes,” “predicts,” “should,” “seeks,” “will,” “could,” “would,” “may,” “forecast,” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the PSLRA and are included, along with this statement, for purposes of complying with the safe harbor provisions of the PSLRA. Forward-looking statements are neither historical facts, nor assurances of future performance. Instead, such statements are based only on our current beliefs, expectations and assumptions regarding the future. As such, the realization of matters expressed in forward-looking statements involves inherent risks and uncertainties. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
•
general risks associated with product development and manufacturing;

•
general economic conditions;

•
changes in the utility regulatory environment;

•
changes in the utility industry and the markets for distributed generation, distributed hydrogen, and carbon capture configured fuel cell power plants;

•
potential volatility of energy prices;

•
availability of government subsidies and economic incentives for alternative energy technologies;

•
our ability to remain in compliance with U.S. federal and state and foreign government laws and regulations and the listing rules of The Nasdaq Stock Market;

•
rapid technological change;

•
competition;

•
our dependence on strategic relationships;

•
market acceptance of our products;

•
changes in accounting policies or practices adopted voluntarily or as required by accounting principles generally accepted in the United States;

•
factors affecting our liquidity position and financial condition;

•
government appropriations;

•
the ability of the government to terminate its development contracts at any time;

•
the ability of the government to exercise “march-in” rights with respect to certain of our patents;

•
the arbitration and other legal proceedings with POSCO Energy Co., Ltd. (“POSCO Energy”);

•
our ability to implement our strategy;

•
our ability to reduce our levelized cost of energy and our cost reduction strategy generally;

•
our ability to protect our intellectual property;

•
litigation and other proceedings;

•
the risk that commercialization of our products will not occur when anticipated;

•
our need for and the availability of additional financing;

•
our ability to generate positive cash flow from operations;

•
our ability to service our long-term debt;

S-iii

•
our ability to increase the output and longevity of our power plants and to meet the performance requirements of our contracts;

•
our ability to expand our customer base and maintain relationships with our largest customers and strategic business allies;

•
changes by the U.S. Small Business Administration or other governmental authorities to, or with respect to the implementation or interpretation of, the Coronavirus Aid, Relief, and Economic Security Act, the Paycheck Protection Program or related administrative matters;

•
concerns with, threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including the novel coronavirus (COVID-19), and resulting supply chain disruptions, shifts in clean energy demand, impacts to our customers’ capital budgets and investment plans, impacts to our project schedules, impacts to our ability to service existing projects, and impacts on the demand for our products; and

•
the other factors, risks and uncertainties described in or incorporated by reference into this prospectus supplement, including under the caption “Risk Factors,” and the accompanying prospectus.

Any forward-looking statement contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectuses issued by us speaks only as of the date on which the statement was made, and we undertake no obligation to update publicly or revise any forward-looking statements, whether oral or written, for any reason, whether as a result of new information, future events or otherwise. In addition to the factors outlined above, new risks emerge from time to time, and we cannot predict all of the risks that may impact our business or the extent to which any particular risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statement.

S-iv

Prospectus Supplement Summary
The following summary highlights basic information about FuelCell Energy and this offering. Because it is a summary, it does not contain all of the information that may be important to you. You should review this entire prospectus supplement and the accompanying prospectus carefully, including our consolidated financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. In addition, please read the “Risk Factors” section beginning on page S-4 of this prospectus supplement.
Our Business
FuelCell Energy is a leading integrated fuel cell company. Founded in 1969, FuelCell Energy is a manufacturer of fuel cell clean power platforms delivering power and thermal energy and capable of delivering hydrogen, long-duration hydrogen energy storage, and carbon capture applications. FuelCell Energy is focused on growing its global presence in delivering environmentally-responsible distributed baseload power solutions through our proprietary, molten-carbonate fuel cell technology. We develop turn-key distributed power generation solutions and operate and provide comprehensive service for the life of the power platform. We are working to expand the proprietary technologies that we have developed over the past five decades into new product platforms, applications, markets and geographies. Our mission and purpose is to utilize our proprietary, state-of-the-art fuel cell platforms to enable a world empowered by clean energy and contribute to climate change mitigation. FuelCell Energy’s platforms are capable of reducing the global environmental footprint of baseload power generation by providing environmentally responsible solutions for reliable electrical power, distributed hydrogen, electrolysis, long-duration hydrogen-based energy storage, carbon capture, microgrid applications, hot water, steam and chilling.
Our business model is based on multiple revenue streams, including power plant and component sales; recurring service revenue, mainly through long-term service agreements; recurring electricity, capacity and renewable attribute sales under power purchase agreements (“PPAs”) and tariffs for projects we retain in our generation portfolio; and revenue from public and private industry research contracts under Advanced Technologies.
We are a complete solutions provider, controlling the design, manufacturing, sales, installation, operations and maintenance of our patented fuel cell technology under long-term power purchase and service agreements. When principally utilizing long-term PPAs, the end-user of the power or utility hosts the installation and only pays for power as it is delivered, avoiding up-front capital investment. We also develop projects and sell equipment directly to customers, providing a complete solution of engineering, installing and servicing the fuel cell power plant under an engineering, procurement and construction agreement and a long-term maintenance and service agreement. FuelCell Energy maintains the long-term recurring service obligation and associated revenues running conterminous with the life of the project.
We target large-scale power users with our megawatt-class installations globally, and currently offer sub-megawatt solutions for smaller power consumers in Europe. To provide a frame of reference, one megawatt is adequate to continually power approximately 1,000 average sized U.S. homes. Our customer base includes utility companies, municipalities, universities, hospitals, government entities and a variety of industrial and commercial enterprises. Our leading geographic market is currently the United States, and we are pursuing opportunities in other countries around the world.
Our power plants provide electricity priced competitively to grid-delivered electricity in certain regions, and our strategy is to continue to reduce costs, which we believe will lead to wider adoption. Our business model involves full life-cycle management of our projects and fuel cell solutions, from design through operation and maintenance, including removal and recycling.
Corporate Information
Our principal executive offices are located at 3 Great Pasture Road, Danbury, Connecticut 06810. Our telephone number is (203) 825-6000. We maintain a web site at the following Internet address: www.fuelcellenergy.com. The information on, or that can be accessed through, our web site is not incorporated by reference in this prospectus supplement or in the accompanying prospectus, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus. Our web site address is included as an inactive textual reference only.

The Offering
Issuer
FuelCell Energy, Inc.
Common stock offered by us
31,000,000 shares (or 35,650,000 shares if the underwriters’ option to purchase additional shares is exercised in full)
Common stock outstanding after
this offering
270,374,041 shares (or 275,024,041 shares if the underwriters’ option to purchase additional shares is exercised in full)
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $      million (or approximately $      million if the underwriters’ option to purchase additional shares is exercised in full), after deducting underwriting discounts and commissions and our expenses.
We intend to use the net proceeds from this offering for project development, project financing, working capital support and general corporate purposes. Additionally, we may also use a portion of the net proceeds of this offering to pay all or a portion of the principal redemption price of the issued and outstanding Class A Preferred Shares of FCE FuelCell Energy Ltd., together with accrued and unpaid dividends thereon. Finally, we may also use a portion of the net proceeds of this offering to make certain other payments to lenders, including to (i) Orion (as defined below) under the Orion Facility (as defined below), (ii) the Connecticut Green Bank, and/or (iii) Liberty Bank for amounts received under the PPP Note (as defined below) to the extent that the PPP Note is not forgiven. See “Use of Proceeds” on page S-8 for additional information.
Nasdaq Global Market symbol
FCEL
Risk factors
An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.
The number of shares of common stock to be outstanding after this offering is based on 239,374,041 shares of common stock outstanding as of September 25, 2020, and does not include, in each case as of September 25, 2020:
•
approximately 37,837 shares of common stock reserved for issuance upon conversion of shares of our 5% Series B Cumulative Convertible Perpetual Preferred Stock;

•
8,000,000 shares of common stock reserved for issuance upon exercise of our outstanding warrants issued pursuant to our senior secured credit facility with Orion Energy Partners Investment Agent, LLC, as administrative agent and collateral agent, and certain of its affiliated lenders;

•
964,114 shares of common stock reserved for issuance upon exercise of our outstanding Series C Warrants to Purchase Common Stock, dated May 3, 2017;

•
862,915 shares of common stock reserved for issuance upon time-based vesting of restricted stock units (“RSUs”) granted under our equity incentive plans;

•
1,336,060 shares of common stock that may become issuable in settlement of RSUs granted under our equity incentive plans, with the issuance of such shares (and the number of shares to actually be issued) being contingent on achievement of stock price performance goals;

•
500,000 shares of common stock that may become issuable in settlement of RSUs granted pursuant to an employment agreement, effective as of August 26, 2019, between us and Jason B. Few, our President and Chief Executive Officer, with the issuance of such shares (and the number of shares to actually be issued) being contingent on achievement of stock price performance goals;

•
23,891 shares of common stock reserved for future issuance upon exercise of outstanding options to purchase common stock, with a weighted average exercise price of $91.23;

•
1,394,016 shares of common stock available for future grants of awards under our equity incentive plans; and

•
30,248 shares of common stock reserved for future issuance under our employee stock purchase plans.

Risk Factors
An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed below as well as the risk factors discussed under the section entitled “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2020 and our subsequent Annual Reports, Quarterly Reports, Current Reports and other filings under the Securities Exchange Act of 1934, each of which is incorporated by reference in this prospectus supplement in its entirety, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectuses. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any such risks actually occur, our business, financial condition, or results of operations could be materially and adversely affected. In such cases, the trading price of our common stock could decline, and you may lose all or part of your investment.
Risks Related to this Offering
Management will have broad discretion as to the use of the proceeds of this offering, and we may use the proceeds in ways in which you and other stockholders may disagree.
We have not designated the amount of net proceeds we will receive from this offering for any particular purpose. Accordingly, our management will have broad discretion as to the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. In addition, these proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our common stock to decline.
Investors in this offering may suffer immediate and substantial dilution in the net tangible book value per share of our common stock.
Because the price per share of common stock in this offering may be substantially higher than the net tangible book value per share of our common stock as of July 31, 2020, investors in this offering may suffer immediate and substantial dilution in the net tangible book value per share of our common stock. For purposes of calculating dilution, we have assumed a public offering price of $2.43 per share, which was the last reported sale price of our common stock on The Nasdaq Global Market on September 28, 2020. Assuming that an aggregate of 31,000,000 shares of our common stock are sold at a price of $2.43 per share, the last reported sale price of our common stock on The Nasdaq Global Market on September 28, 2020, for aggregate gross proceeds of approximately $75,330,000, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $1.67 per share, representing the difference between our as adjusted net tangible book value per share as of July 31, 2020 after giving effect to this offering, and the assumed offering price. See the section entitled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.
You may experience future dilution as a result of future equity offerings or the exercise of our outstanding options or warrants.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares of our common stock or other securities convertible or exchangeable into common stock in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The exercise of our outstanding options and warrants may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants or any future issuance of additional shares of common stock or other equity securities, including but not limited to options, warrants, RSUs or other derivative securities convertible into our common stock, may result in significant dilution to our stockholders and may decrease our stock price.
The Company, its executive officers and directors and each of the lenders under the Orion Facility (as defined below) have entered into lock-up agreements with the underwriters under which the Company and they have agreed, subject to certain exceptions, not to sell, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock without the permission of J.P. Morgan Securities LLC (on behalf of the underwriters) for a period of 90 days following the date of this prospectus supplement. We refer to such period as the lock-up period. When the lock-up period expires, we, our executive officers and directors and each of the lenders under the Orion Facility will be able to sell our common stock in the public market, subject to compliance with applicable securities laws restrictions. In addition, J.P. Morgan Securities LLC (on behalf of the underwriters) may, in its sole discretion, release all or some portion of the common stock subject to lock-up agreements at any time and for any reason. Sales of a substantial number of such shares of common stock upon expiration of the lock-up or otherwise, the perception that such sales may occur, or early release of these agreements, could cause the market price of our common stock to fall.
Our ability to use our significant net operating loss (“NOL”) carryforwards will be significantly limited as a result of this offering.
As of October 31, 2019, we had federal and state NOL carryforwards of $850.0 million and $438.8 million, respectively. The federal NOL carryforwards expire in varying amounts from fiscal years 2020 through 2037, while the state NOL carryforwards expire in varying amounts from fiscal years 2020 through 2039. The federal NOLs generated beginning in fiscal year 2018 are not subject to expiration, but may be subject to limitation. These deferred tax assets have been fully offset by a valuation allowance. These NOLs may be utilized to reduce future taxable income, subject to certain limitations if we experience an ownership change under Section 382 of the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”). An ownership change will occur if the owner shift as calculated under Section 382 is greater than 50%. As of July 31, 2020, we determined that the owner shift under Section 382 was 49.7%. We have also determined that consummation of this offering will result in an ownership change.
Following the expected ownership change, the amount of federal NOLs that can be used to offset taxable income will be limited to the Section 382 annual limitation. Generally, the annual limitation equals the product of (i) the fair market value of all the corporation’s outstanding equity, including both common stock and certain preferred stock, immediately prior to the ownership change, multiplied by (ii) the applicable federal long-term, tax exempt rate. Based on an assumed market capitalization of $550 million and the current federal long-term, tax exempt rate of 0.89 percent, our remaining federal NOLs following the expected ownership change would be approximately $97.1 million. For the 2018 and 2019 tax years, as a result of the 2017 Tax Cuts and Jobs Act, remaining NOLs may be carried forward indefinitely. We have not yet calculated NOLs earned for tax year 2020, but these would also be carried forward indefinitely.
In addition, if we have a net unrealized built-in gain (by comparing market capitalization plus total liabilities to the book value of assets) at the time of the ownership change, certain built-in gains recognized within five years after the ownership change (the “recognition period”) may increase the amount of the otherwise available limitation. Internal Revenue Service (“IRS”) Notice 2003-65 provides an approach which treats built-in gain assets of our Company as generating recognized built-in gain even if such assets are not disposed of during the recognition period. The unused portion of the recognized built-in gain carries forward to later post-change years. We have not calculated any recognized built-in gain with respect to the expected ownership change but would do so subsequent to such ownership change and would expect to apply for such recognition.
In September of 2019, proposed Section 382 regulations were released which would have eliminated the beneficial provisions of IRS Notice 2003-65 discussed above. If finalized as proposed, these regulations would limit the increase to the amount of the otherwise available Section 382 limitation for recognized built-in gains to those realized through actual disposition of built-in gain assets.

These regulations have not been finalized but provide for an effective date of 30 days after the final regulations are published. For transactions that have been announced to the public or for which a binding commitment has been entered into when the final regulations are effective, the provisions of IRS Notice 2003-65 should still be available.
With respect to state NOLs, certain states follow the Section 382 annual limitation guidelines with respect to an ownership change; however, the State of Connecticut does not. Based upon a preliminary analysis, we estimate that the remaining state NOLs following the expected ownership change would be approximately $409.9 million.
As noted above, we have and will continue to maintain a full valuation allowance against deferred tax assets as management believes that significant uncertainty exists surrounding the recoverability of any deferred tax assets.
We will have a limited number of shares of common stock available for issuance subsequent to this offering, which may limit our ability to raise capital.
We have historically relied on the equity markets to raise capital to fund our business and operations. As of September 25, 2020, we had 84,976,878 shares of common stock available for issuance, of which 13,149,081 shares were reserved for issuance under various options and warrants, upon conversion of preferred stock, and under our employee stock purchase and equity incentive plans. Assuming 31,000,000 shares are sold by us pursuant to this offering, we will have 270,374,041 shares of common stock outstanding after this offering, leaving only 98,125,959 shares available for issuance after consummation of the offering, of which 13,149,081 shares will remain reserved for issuance under various options and warrants, upon conversion of preferred stock, and under our employee stock purchase and equity incentive plans. The limited number of shares available for issuance following this offering may limit our ability to raise capital in the equity markets and satisfy obligations with shares instead of cash, which could adversely affect our business and operations.
Risks Related to Our Business
The pending legal proceedings with POSCO Energy could expose us to costs of such legal proceedings or an adverse judgment.
From approximately 2007 through 2015, we relied on POSCO Energy to develop and grow the South Korean and Asian markets for our products and services. We entered into manufacturing and technology transfer agreements with POSCO Energy, including the Alliance Agreement dated February 7, 2007 (and amendments thereto), the Technology Transfer, License and Distribution Agreement dated February 7, 2007 (and amendments thereto), the Stack Technology Transfer and License Agreement dated October 27, 2009 (and amendments thereto), and the Cell Technology Transfer and License Agreement dated October 31, 2012 (and amendments thereto) (the “License Agreements”). The License Agreements provided POSCO Energy with the exclusive technology rights to manufacture, sell, distribute and service our SureSource 300, SureSource 1500 and SureSource 3000 fuel cell technology in the Korean and broader Asian markets. Due to certain actions and inactions of POSCO Energy, we have not realized any material revenues, royalties or new projects developed by POSCO Energy since late 2015.
In November 2019, POSCO Energy spun-off its fuel cell business into a new entity, Korea Fuel Cell Co., Ltd. (“KFC”), without the Company’s consent. As part of the spin-off, POSCO Energy transferred manufacturing and service rights under the License Agreements to KFC, but retained distribution rights and severed its own liability under the License Agreements. We formally objected to POSCO Energy’s spin-off and POSCO Energy posted a bond to secure any liabilities to the Company arising out of the spin-off.
On February 19, 2020, we notified POSCO Energy in writing that it was in material breach of the License Agreements by (i) its actions in connection with the spin-off of the fuel cell business to KFC, (ii) its suspension of performance through its cessation of all sales activities since late 2015 and its abandonment of its fuel cell business in Asia, and (iii) its disclosure of material nonpublic information to third parties and its public pronouncements about the fuel cell business on television and in print media that have caused reputational damage to the fuel cell business, the Company and its products. We also notified POSCO Energy that, under the terms of the License Agreements, it had 60 days to fully cure its breaches to our satisfaction and that failure would lead to termination of the License Agreements. Further, on March 27, 2020, we notified POSCO Energy of additional instances of its material breach of the License Agreements based on POSCO Energy’s failure to pay royalties required to be paid in connection with certain module replacements.
On April 27, 2020, POSCO Energy initiated a series of three arbitration demands against us at the International Chamber of Commerce seated in Singapore alleging certain warranty defects in a sub-megawatt conditioning facility at its facility in Pohang, South Korea and seeking combined damages of approximately $3.3 million. Prior to filing the arbitration demands, POSCO Energy obtained provisional attachments from the Seoul Central District Court attaching certain revenues owed to us by Korea Southern Power Company as part of such warranty claims which has delayed receipt of certain payments owed to us. At July 31, 2020, outstanding accounts receivable for Korea Southern Power Company was $3.1 million.
On June 28, 2020, we terminated our License Agreements with POSCO Energy and filed a demand for arbitration against POSCO Energy and KFC in the International Court of Arbitration of the International Chamber of Commerce based on POSCO Energy’s (i) failure to exercise commercially reasonable efforts to sell our technology in the Korean and Asian markets, (ii) disclosure of our proprietary information to third parties, (iii) attack on our stock price and (iv) spin-off of POSCO Energy’s fuel cell business into KFC without our consent. We have requested that the arbitral tribunal (a) confirm through declaration that POSCO Energy’s exclusive license to market our technology and products in Korea and Asia is null and void as a result of the breaches of the License Agreements and that we have the right to pursue direct sales in these markets, (b) order POSCO Energy and KFC to compensate us for losses and damages suffered in the amount of more than $200 million, and (c) order POSCO Energy and KFC to pay our arbitration costs, including counsel fees and expenses.
On August 28, 2020, POSCO Energy filed a complaint in the Court of Chancery of the State of Delaware purportedly seeking to enforce its rights as a stockholder of the Company to inspect and make copies and extracts of certain books and records of the Company and/or the Company’s subsidiaries pursuant to Section 220 of the of the Delaware General Corporation Law and/or Delaware common law. POSCO Energy alleges that it is seeking to inspect these documents for a proper purpose reasonably related to its interests as a stockholder of the Company, including investigating whether the Company’s Board of Directors and its management breached their fiduciary duties of loyalty, due care, and good faith. POSCO Energy seeks an order of the Court permitting POSCO Energy to inspect and copy the demanded books and records, awarding POSCO Energy reasonable costs and expenses, including reasonable attorney’s fees incurred in connection with the matter, and granting such other and further relief as the Court deems just and proper.
On September 14, 2020, POSCO Energy filed a complaint in the United States District Court for the Southern District of New York alleging that the Company delayed the removal of restrictive legends on certain share certificates held by POSCO Energy in 2018, thus precluding POSCO Energy from selling the shares and resulting in claimed losses in excess of $1,000,000.
We cannot predict the outcome of our arbitration proceedings against POSCO Energy and KFC, the litigation and arbitration proceedings filed by POSCO Energy against us, or any future discussions with, or other actions or legal proceedings against or involving, POSCO Energy or KFC, if they occur, the future status or scope of our relationship with POSCO Energy or KFC, whether our relationship with POSCO Energy or KFC will continue in the future, whether we will become involved in additional mediations, arbitrations, litigation or other proceedings with POSCO Energy or KFC, what the costs of any such current or future proceedings will be, or the effect of such current or future proceedings on the market. We also cannot predict the timing of collection of any receipts which are currently being delayed as a result of these proceedings. Any such current or future proceedings could result in significant expense to us, distract management’s attention from the operation of our business and adversely affect our business and financial condition and reputation in the market, whether or not such proceedings are resolved in our favor. Additionally, although we believe that termination of the License Agreements affords us with the ability to market our products and services in South Korea and the broader Asian market, we cannot predict whether our efforts to access the South Korean and Asian markets, which are complex markets, will be successful or will be limited, hindered or delayed.

Use of Proceeds
We estimate that the net proceeds to us from this offering will be approximately $      million (or approximately $      million if the underwriters’ option to purchase additional shares is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds of this offering for project development, project financing, working capital support and general corporate purposes.
Additionally, we may also use a portion of the net proceeds of this offering to pay all or a portion of the principal redemption price of the issued and outstanding Class A Preferred Shares of one of our subsidiaries, FCE FuelCell Energy Ltd. (“FCE Ltd.”), together with accrued and unpaid dividends thereon, which accrue at an annual rate of 15% on the principal redemption price and any accrued and unpaid dividends. As of the date of this prospectus supplement, all of the Class A Preferred Shares are held by Enbridge Inc. Pursuant to the terms of the Class A Preferred Shares, the principal redemption price for the Class A Preferred Shares plus all accrued and unpaid dividends must be paid in full on or before December 31, 2021; however, under the second amendment to the Orion Facility, we must pay such amounts in full (or deposit in a separate account sufficient cash to pay such amounts in full) on or prior to November 1, 2021. As of the date of this prospectus supplement, the aggregate amount of all accrued and unpaid dividends to be paid on the Class A Preferred Shares on December 31, 2021 is expected to be Cdn. $26.5 million and the balance of the principal redemption price to be paid on December 31, 2021 with respect to all of the Class A Preferred Shares is expected to be Cdn. $3.5 million. (The Class A Preferred Shares are referred to in our other filings with the SEC as the “Series 1 Preferred Shares.”)
Finally, as we continue to manage our liquidity, we may also use a portion of the net proceeds of this offering to make certain other payments to lenders, including to: (i) Orion Energy Partners Investment Agent, LLC and its affiliated lenders (collectively, “Orion”) under our credit agreement with Orion (which credit agreement was originally entered into on October 31, 2019 and amended on November 22, 2019, January 20, 2020, February 11, 2020, April 30, 2020, and June 8, 2020) (as amended from time to time, the “Orion Facility”), which, as of the date of this prospectus supplement, has an outstanding balance of $80 million, a cash interest rate of 9.9% per annum, a payment-in-kind interest rate of 2.05% per annum, and a maturity date of October 31, 2027, (ii) the Connecticut Green Bank, which provided us with a corporate loan that has an interest rate of 8% per annum, a maturity date of December 20, 2021, and an outstanding principal balance of $4.8 million as of the date of this prospectus supplement, and/or (iii) Liberty Bank, which provided us with a loan evidenced by a promissory note (the “PPP Note”) in accordance with the Paycheck Protection Program under the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) that has an interest rate of 1% per annum, a maturity date of April 16, 2022 (which date may be extended to April 16, 2025 in accordance with the June 5, 2020 Paycheck Protection Program Flexibility Act), and an outstanding principal balance of $6.5 million as of the date of this prospectus supplement, to the extent that the PPP Note is not forgiven in accordance with the terms of the CARES Act. Our original $14.5 million draw under the Orion Facility was used to repay outstanding debt, fund dividends paid to the holders of our Series B Preferred Stock (as defined below), and pay third party costs and expenses associated with closing on the Orion Facility, and our second $65.5 million draw under the Orion Facility was used to repay outstanding third party debt with respect to certain projects and has been and is being used to fund remaining going forward construction costs and capital expenditures relating to certain projects. The funds under the Connecticut Green Bank loan agreement were used for expenditures in connection with the project being constructed by our project subsidiary, Groton Station Fuel Cell, LLC. The funds received under the PPP Note were used solely for payroll in accordance with the requirements of the CARES Act.
A description of the Class A Preferred Shares (referred to as the Series 1 Preferred Shares), the Orion Facility (including the amendments thereto), our loan agreement with the Connecticut Green Bank, and the PPP Note can be found in our filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended July 31, 2020, filed with the SEC on September 10, 2020.
Due to the fact that we regularly review and evaluate our liquidity needs for various purposes, we do not believe we can provide the approximate amounts of the net proceeds that will be allocated to each of these purposes with certainty. As such, we have not specifically allocated the net proceeds among these purposes as of the date of this prospectus supplement. Such decisions will depend on market conditions and our liquidity needs as they evolve over time. Pending their use, we intend to invest the net proceeds from this offering in short-term, investment grade, interest bearing instruments or hold them as cash.
Our management will have broad discretion in the allocation of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

Description of Capital Stock
General
The following is a summary of the rights of our common stock and preferred stock, and related provisions of our Certificate of Incorporation, as amended (“Certificate of Incorporation”), and our Amended and Restated By-laws (“By-laws”). This summary does not purport to be complete and is subject to, and qualified in its entirety by, the Certificate of Incorporation (including the Amended Certificate of Designation for the Series B Preferred Stock (the “Series B Certificate of Designation”)) and the By-laws.
Authorized and Outstanding Capital Stock
Under our Certificate of Incorporation, we are authorized to issue 337,500,000 shares of common stock, par value $0.0001 per share, and 250,000 shares of preferred stock, par value $0.01 per share, in one or more series designated by our board of directors, of which 105,875 shares of our preferred stock have been designated as 5% Series B Cumulative Convertible Perpetual Preferred Stock (“Series B Preferred Stock”). Pursuant to our Certificate of Incorporation, our undesignated shares of preferred stock include all of our shares of preferred stock that were previously designated as Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, as all such shares have been retired and therefore have the status of authorized and unissued shares of preferred stock undesignated as to series.
As of September 25, 2020, 239,374,041 shares of our common stock were issued and outstanding and 64,020 shares of our Series B Preferred Stock were issued and outstanding. No other shares of our preferred stock were issued and outstanding.
As of September 25, 2020, we were obligated, if and when the holders exercise their conversion rights, to issue approximately 37,837 shares of our common stock upon conversion of the Series B Preferred Stock.
As of September 25, 2020, there were outstanding options to purchase 23,891 shares of our common stock under our equity incentive plans, 62,915 shares of our common stock were reserved for issuance upon time-based vesting of outstanding RSUs granted under our equity incentive plans, 1,394,016 shares of our common stock were available for future grants of awards under our equity incentive plans, 1,336,060 shares of our common stock were reserved for potential issuance in settlement of performance-based RSUs granted under our equity incentive plans, 30,248 shares of our common stock were reserved for future issuance under our employee stock purchase plan, and 500,000 shares of our common stock were reserved for potential issuance in settlement of RSUs granted to our Chief Executive Officer.
As of September 25, 2020, there were outstanding warrants to purchase up to 8,000,000 shares of our common stock, which were issued in connection with the Orion Facility. The exercise price of these warrants is $0.242 per share, and the expiration date of such warrants is November 22, 2028.
As of September 25, 2020, there were also other outstanding warrants (the Series C Warrants dated May 3, 2017) to purchase up to 964,114 shares of our common stock. The exercise price of these warrants is $19.20, and the expiration date of such warrants is May 2, 2022.
As of September 25, 2020, there were 110 holders of record of our common stock.
Common Stock
Voting Rights.   The holders of our common stock have one vote per share. Holders of our common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders (including the election of directors in uncontested elections) must be approved by a majority of the votes properly cast on the matter at a meeting at which a quorum is present, subject to any voting rights granted to holders of any then-outstanding preferred stock, which rights are described below under the heading “Series B Preferred Stock.” A plurality voting standard applies in contested director elections (i.e., when the number of nominees for election as directors exceeds the number of directors to be elected at such meeting).
Dividends.   Holders of our common stock will share ratably in any dividends declared by our board of directors, subject to the preferential rights of any of our preferred stock then outstanding, which rights are described below under the heading “Series B Preferred Stock.” Dividends consisting of shares of our common stock may be paid to holders of shares of our common stock. We have never paid a cash dividend on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future.
Liquidation Rights.   In the event of our liquidation, dissolution or winding up, after payment of liabilities and liquidation preferences on any of our preferred stock then outstanding (which is described below under the heading “Series B Preferred Stock”), the holders of shares of our common stock are entitled to share ratably in all assets available for distribution.
Other Rights.   Holders of shares of our common stock (solely in their capacity as holders of shares of our common stock) have no preemptive rights or rights to convert their shares of our common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.
Listing on The Nasdaq Global Market.   Our common stock is listed on The Nasdaq Global Market under the symbol “FCEL”.
Transfer Agent and Registrar.   The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, New York.
Series B Preferred Stock
Ranking.   Shares of our Series B Preferred Stock rank with respect to dividend rights and rights upon our liquidation, winding up or dissolution:
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senior to shares of our common stock;

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junior to our debt obligations; and

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effectively junior to our subsidiaries’ (i) existing and future liabilities and (ii) capital stock held by others.

Dividends.   The Series B Preferred Stock pays cumulative annual dividends of $50.00 per share, which are payable quarterly in arrears on February 15, May 15, August 15 and November 15. Dividends accumulate and are cumulative from the date of original issuance. Unpaid accumulated dividends do not bear interest.
The dividend rate is subject to upward adjustment as set forth in the Series B Certificate of Designation if we fail to pay, or to set apart funds to pay, any quarterly dividend on the Series B Preferred Stock. The dividend rate is also subject to upward adjustment as set forth in the Registration Rights Agreement entered into with the initial purchasers of the Series B Preferred Stock (the “Registration Rights Agreement”) if we fail to satisfy our registration obligations with respect to the Series B Preferred Stock (or the underlying shares of common stock) under the Registration Rights Agreement.
No dividends or other distributions may be paid or set apart for payment on our common stock (other than a dividend payable solely in shares of a like or junior ranking), nor may any stock junior to or on parity with the Series B Preferred Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for such stock) by us or on our behalf  (except by conversion into or exchange for shares of a like or junior ranking), unless all accumulated and unpaid Series B Preferred Stock dividends have been paid or funds or shares of common stock have been set aside for payment of accumulated and unpaid Series B Preferred Stock dividends.
The dividend on the Series B Preferred Stock may be paid in cash or, at the option of the holder, in shares of our common stock, which will be registered pursuant to a registration statement to allow for the immediate sale of these shares of common stock in the public market.
Liquidation.   The holders of Series B Preferred Stock are entitled to receive, in the event that our Company is liquidated, dissolved or wound up, whether voluntarily or involuntarily, $1,000.00 per share plus all accumulated and unpaid dividends up to but excluding the date of such liquidation, dissolution, or winding up (the “Liquidation Preference”). Until the holders of Series B Preferred Stock receive their Liquidation Preference in full, no payment will be made on any junior shares, including shares of our common stock. After the Liquidation Preference is paid in full, holders of the Series B Preferred Stock will not be entitled to receive any further distribution of our assets. As of July 31, 2020, the Series B Preferred Stock had a Liquidation Preference of $64.0 million.
Conversion Rights.   Each share of Series B Preferred Stock may be converted at any time, at the option of the holder, into 0.591 shares of our common stock (which is equivalent to an initial conversion price of $1,692.00 per share) plus cash in lieu of fractional shares. The conversion rate is subject to adjustment upon the occurrence of certain events, as described in the Series B Certificate of Designation. The conversion rate is not adjusted for accumulated and unpaid dividends. If converted, holders of Series B Preferred Stock do not receive a cash payment for all accumulated and unpaid dividends; rather, all accumulated and unpaid dividends are canceled.
We may, at our option, cause shares of Series B Preferred Stock to be automatically converted into that number of shares of our common stock that are issuable at the then-prevailing conversion rate. We may exercise our conversion right only if the closing price of our common stock exceeds 150% of the then-prevailing conversion price ($1,692.00 per share as of July 31, 2020) for 20 trading days during any consecutive 30 trading day period, as described in the Series B Certificate of Designation.
If the holders of Series B Preferred Stock elect to convert their shares in connection with certain “fundamental changes” (as defined in the Series B Certificate of Designation and described below), we will in certain circumstances increase the conversion rate by a number of additional shares of common stock upon conversion or, in lieu thereof, we may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that shares of Series B Preferred Stock are converted into shares of the acquiring or surviving company, in each case as described in the Series B Certificate of Designation.
The adjustment of the conversion price is to prevent dilution of the interests of the holders of the Series B Preferred Stock from certain dilutive transactions with holders of common stock.
Redemption.   We do not have the option to redeem the Series B Preferred Stock. However, holders of the Series B Preferred Stock can require us to redeem all or part of their shares at a redemption price equal to the Liquidation Preference of the shares to be redeemed in the case of a “fundamental change” (as further described in the Series B Certificate of Designation). A fundamental change will be deemed to have occurred if any of the following occurs:
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any “person” or “group” is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of all classes of our capital stock then outstanding and normally entitled to vote in the election of directors;

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during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to our board of directors or whose nomination for election by the stockholders was approved by a vote of 66 2∕3% of our directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Company then in office;

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the termination of trading of our common stock on The Nasdaq Stock Market and our common stock is not approved for trading or quoted on any other U.S. securities exchange or established over-the-counter trading market in the U.S.; or

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we consolidate with or merge with or into another person or another person merges with or into our Company or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of our assets and certain of our subsidiaries, taken as a whole, to another person and, in the case of any such merger or consolidation, our securities that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of our voting stock are changed into or exchanged for cash, securities or property, unless pursuant to the transaction such securities are changed into or exchanged for securities of the surviving person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the voting stock of the surviving person.

Notwithstanding the foregoing, holders of shares of Series B Preferred Stock will not have the right to require us to redeem their shares if:

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the last reported sale price of shares of our common stock for any five trading days within the 10 consecutive trading days ending immediately before the later of the fundamental change or its announcement equaled or exceeded 105% of the conversion price of the Series B Preferred Stock immediately before the fundamental change or announcement;

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at least 90% of the consideration (excluding cash payments for fractional shares and in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the fundamental change consists of shares of capital stock traded on a U.S. national securities exchange or quoted on The Nasdaq Stock Market, or which will be so traded or quoted when issued or exchanged in connection with a fundamental change, and as a result of the transaction or transactions, shares of Series B Preferred Stock become convertible into such publicly traded securities; or

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in the case of a merger or consolidation constituting a fundamental change (as described in the fourth bullet above), the transaction is affected solely to change our jurisdiction of incorporation.

Moreover, we will not be required to redeem any Series B Preferred Stock upon the occurrence of a fundamental change if a third party makes an offer to purchase the Series B Preferred Stock in the manner, at the price, at the times and otherwise in compliance with the requirements set forth above and such third party purchases all Series B Preferred Stock validly tendered and not withdrawn.
We may, at our option, elect to pay the redemption price in cash, in shares of our common stock valued at a discount of 5% from the market price of shares of our common stock, or in any combination thereof. Notwithstanding the foregoing, we may only pay such redemption price in shares of our common stock that are registered under the Securities Act of 1933, as amended (the “Securities Act”), and eligible for immediate sale in the public market by non-affiliates of our Company.
Voting Rights.   Holders of Series B Preferred Stock currently have no voting rights; however, holders may receive certain voting rights, as described in the Series B Certificate of Designation, if (a) dividends on any shares of Series B Preferred Stock, or any other class or series of stock ranking on parity with the Series B Preferred Stock with respect to the payment of dividends, shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters or (b) we fail to pay the redemption price, plus accrued and unpaid dividends, if any, on the redemption date for shares of Series B Preferred Stock following a fundamental change. In each such event, the holders of Series B Preferred Stock (voting separately as a class with all other classes or series of stock ranking on parity with the Series B Preferred Stock with respect to the payment of dividends and upon which like voting rights have been conferred and are exercisable) will be entitled to elect two directors to the Company’s board of directors in addition to those directors already serving on the Company’s board of directors at such time (the “Series B Directors”), at the next annual meeting of the Company’s stockholders (or at a special meeting of the Company’s stockholders called for such purpose, whichever is earlier). The right to elect the Series B Directors will continue for each subsequent annual meeting of the Company’s stockholders until all dividends accumulated on the shares of Series B Preferred Stock have been fully paid or set aside for payment or the Company pays in full or sets aside for payment such redemption price, plus accrued but unpaid dividends, if any, on the redemption date for the shares of Series B Preferred Stock following a fundamental change. The term of office of any Series B Directors will terminate immediately upon the termination of the right of holders of Series B Preferred Stock to elect such Series B Directors, as described in this paragraph. Each holder of Series B Preferred Stock will have one vote for each share of Series B Preferred Stock held in the election of Series B Directors.
So long as any shares of Series B Preferred Stock remain outstanding, we will not, without the consent of the holders of at least two-thirds of the shares of Series B Preferred Stock outstanding at the time (voting separately as a class with all other series of preferred stock, if any, on parity with our Series B Preferred Stock upon which like voting rights have been conferred and are exercisable) issue or increase the authorized amount of any class or series of shares ranking senior to the outstanding shares of the Series B Preferred Stock as to dividends or upon liquidation. In addition, we will not, subject to certain conditions, amend, alter or repeal provisions of our Certificate of Incorporation, including the Series B Certificate of Designation, whether by merger, consolidation or otherwise, so as to adversely amend, alter or affect any power, preference or special right of the outstanding shares of Series B Preferred Stock or the holders thereof without the affirmative vote of not less than two-thirds of the issued and outstanding shares of Series B Preferred Stock.

Anti-Takeover Provisions
Provisions of our Certificate of Incorporation and By-laws.   A number of provisions of our Certificate of Incorporation and By-laws concern matters of corporate governance and the rights of stockholders. Some of these provisions, including, but not limited to, the inability of stockholders to take action by unanimous written consent, certain advance notice requirements for stockholder proposals and director nominations, supermajority voting provisions with respect to any amendment of voting rights provisions, the filling of vacancies on the board of directors by the affirmative vote of a majority of the remaining directors, and the ability of the board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof without further stockholder action, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the board of directors, including takeovers which stockholders may deem to be in their best interests. If takeover attempts are discouraged, temporary fluctuations in the market price of shares of our common stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of the board of directors to issue preferred stock without further stockholder action, could also delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if the removal or assumption would be beneficial to our stockholders. These provisions could also discourage or inhibit a merger, tender offer or proxy contest, even if favorable to the interests of stockholders, and could depress the market price of our common stock. The board of directors believes these provisions are appropriate to protect our interests and the interests of our stockholders. The board of directors has no present plans to adopt any further measures or devices which may be deemed to have an “anti-takeover effect.”
Delaware Anti-Takeover Provisions.   We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly-held Delaware corporation from engaging in a “business combination,” except under certain circumstances, with an “interested stockholder” for a period of three years following the date such person became an “interested stockholder” unless:
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before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

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upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who are also officers of the corporation and shares held by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or following the time such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders (and not by written consent) by the affirmative vote of the holders of at least 66 2∕3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

The term “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested stockholder status, owned, 15% or more of a corporation’s outstanding voting stock. The term “business combination” includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock held by stockholders. A Delaware corporation may “opt out” of Section 203 with an express provision in its original Certificate of Incorporation or any amendment thereto. Our Certificate of Incorporation does not contain any such exclusion.

Dilution
If you purchase any of the shares of common stock offered by this prospectus supplement, you will experience dilution to the extent of the difference between the offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of July 31, 2020 was approximately $131.8 million, or approximately $0.56 per outstanding share of common stock. “Net tangible book value” is total assets, minus intangible assets, minus total liabilities. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding, assuming conversion of all outstanding shares of our Series B Preferred Stock.
After giving further effect to adjustments relating to the offering and assuming the sale of 31 million shares of our common stock in this offering at an assumed public offering price of $2.43 per share (which was the closing price of our common stock on The Nasdaq Global Market on September 28, 2020), and after deducting the underwriting commissions and our estimated offering expenses, our as adjusted net tangible book value as of July 31, 2020, would have been approximately $202.1 million, or approximately $0.76 per share of common stock. This represents an immediate increase in net tangible book value of approximately $0.20 per share to existing stockholders and an immediate dilution of approximately $1.67 per share to new investors. The following table illustrates this calculation on a per share basis:
Assumed public offering price per share		$2.43
Net tangible book value per share as of July 31, 2020	$0.56
Increase in net tangible book value per share attributable to the offering	$0.20
Adjusted net tangible book value per share as of July 31, 2020, after giving effect to the offering		$0.76
Dilution per share to new investors in the offering		$1.67
The foregoing table is based on 236,210,634 shares outstanding as of July 31, 2020. This calculation is on an “as converted” basis assuming the conversion of all outstanding shares of our Series B Preferred Stock to common stock (refer to the “Description of Capital Stock” section of this prospectus supplement beginning on page S-10 for share amounts assumed in conversion of the Series B Preferred Stock to common stock). This number of shares also excludes:
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8,964,114 shares of our common stock reserved for issuance upon exercise of our outstanding warrants as of July 31, 2020;

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697,889 shares of our common stock reserved, as of July 31, 2020, for issuance upon time-based vesting of RSUs granted under our equity incentive plans;

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500,000 shares of common stock that may become issuable in settlement of RSUs granted pursuant to an employment agreement, effective as of August 26, 2019, between us and Jason B. Few, our President and Chief Executive Officer, with the issuance of such shares (and the number of shares to actually be issued) being contingent on achievement of stock price performance goals;

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23,891 shares of common stock reserved, as of July 31, 2020, for future issuance upon exercise of outstanding options to purchase common stock, with a weighted average exercise price of $91.23;

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2,897,086 shares of our common stock reserved, as of July 31, 2020, for future grants of awards under our equity incentive plans; and

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30,248 shares of our common stock reserved, as of July 31, 2020, for future issuance under our employee stock purchase plans.

To the extent that outstanding warrants or options are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Material U.S. Federal Income and Estate Tax Consequences
For Non-U.S. Holders of Common Stock
The following is a summary of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock acquired in this offering by a “Non-U.S. Holder” that does not own, and has not owned, actually or constructively, more than 5% of our common stock. This summary deals only with common stock that is held as a capital asset by a Non-U.S. Holder. You are a Non-U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of our common stock that is:
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a nonresident alien individual;

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a foreign corporation; or

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a foreign estate or trust.

You are not a Non-U.S. Holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition of our common stock, or if you are a former citizen or former resident of the United States for U.S. federal income tax purposes. If you are such a person, you should consult your tax advisor regarding the U.S. federal income tax consequences of the ownership and disposition of our common stock. If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisor.
This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, and does not address any aspect of state, local or non-U.S. taxation, or any taxes other than income and estate taxes. In addition, this discussion does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special tax treatment under the U.S. federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes). You should consult your tax advisor with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Dividends
Distributions of cash or other property (other than certain pro rata distributions of our stock) will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a tax-free return of capital, which will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of our common stock, as described below under “— Gain on Disposition of Our Common Stock.”
Dividends paid to you generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding pursuant to a treaty, you will be required to provide a properly executed applicable IRS Form W-8BEN or W-8BEN-E (as applicable) certifying your entitlement to benefits under the treaty.
If dividends paid to you are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on the dividends in the same manner as a U.S. person. In this case, you will be exempt from the withholding tax discussed in the preceding paragraph, although you will be required to provide a properly executed IRS Form

W-8ECI in order to claim an exemption from withholding. You should consult your tax advisor with respect to other U.S. tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.
Gain on Disposition of Our Common Stock
Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— FATCA,” you generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other taxable disposition of our common stock unless:
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the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), or

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we are or have been a “United States real property holding corporation,” as defined in the Code, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and our common stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we are not, and do not anticipate becoming, a United States real property holding corporation.
If you recognize gain on a sale or other disposition of our common stock that is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on such gain in the same manner as a U.S. person. You should consult your tax advisor with respect to other U.S. tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.
Information Reporting and Backup Withholding
Information returns are required to be filed with the IRS in connection with payments of dividends on our common stock. Unless you comply with certification procedures to establish that you are not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our common stock. You may be subject to backup withholding on payments on our common stock or on the proceeds from a sale or other disposition of our common stock unless you comply with certification procedures to establish that you are not a U.S. person or otherwise establish an exemption. Your provision of a properly executed applicable IRS Form W-8 certifying your non-U.S. status will permit you to avoid backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA
Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”) require a U.S. federal income tax withholding of 30% on payments of dividends on our common stock, as well as of gross proceeds of dispositions of our common stock, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation (typically on IRS Form W-8BEN-E), evidencing either (x) an exemption from FATCA or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation (typically on IRS Form W-8BEN-E), evidencing either (x) an exemption from FATCA or (y) adequate information regarding substantial United States beneficial owners of such entity (if any). Under recently proposed regulations, the preamble to which states that taxpayers may rely on the proposed regulations until final regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or other disposition of our common stock. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your tax advisor regarding the effects of FATCA on your investment in our common stock.
Federal Estate Tax
Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, our common stock will be treated as U.S.-situs property subject to U.S. federal estate tax.

Underwriting
We are offering the shares of common stock described in this prospectus through a number of underwriters. J.P. Morgan Securities LLC, Barclays Capital Inc. and Canaccord Genuity LLC are acting as joint book running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:
Name	Number of Shares
J.P. Morgan Securities LLC
Barclays Capital Inc.
Canaccord Genuity LLC
Total
The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the shares of common stock directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $      per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $      per share from the initial public offering price. After the initial offering of the shares to the public, if all of the shares of common stock are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.
The underwriters have an option to buy up to           additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $      per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$	$
Total	$	$
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $      . We have agreed to reimburse the underwriters for expenses relating to compliance with Blue Sky laws for up to $5,000. We have further agreed to reimburse the underwriters for legal expenses relating to filings with, and clearance of the offering by, the Financial Industry Regulatory Authority, Inc. in an amount not to exceed $30,000.

A prospectus supplement and accompanying prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed, subject to certain limited exceptions, that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC on behalf of the underwriters for a period of 90 days after the date of this prospectus, other than the shares of our common stock to be sold in this offering.
The restrictions described above do not apply to certain transactions, including (i) the issuance of shares of common stock or securities convertible into or exercisable for shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan or employee stock purchase plan in effect as of the closing of this offering and described in this prospectus; and (iii) shares of common stock or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship or any acquisition of assets or acquisition of equity of another entity, provided that the aggregate number of shares issued pursuant to clause (iii) shall not exceed 5% of the total number of shares of our common stock outstanding immediately following the closing of this offering and that we cause each recipient of such securities to execute and deliver to the representatives of the underwriters, on or prior to the issuance of such securities, a lock-up agreement on the same terms as the lock-up agreement referred to below.
Our directors and executive officers and each of the lenders under the Orion Facility (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 90 days after the date of this prospectus (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC on behalf of the underwriters, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the common stock, the “lock-up securities”)), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which would reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.
The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of lock-up securities: (i) as bona fide gifts, or for bona fide estate planning purposes, (ii) by will or intestacy, (iii) to any trust for the direct or indirect benefit of the lock-up party or any immediate family member, (iv) to a partnership, limited liability company or other entity of which the lock-up party and its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), (vi) in the case of a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates or (B) as part of a distribution to members or stockholders of the lock-up party, (vii) by operation of law, (viii) to the Company from an employee upon death, disability or termination of employment of such employee, (ix) as part of a sale of lock-up securities acquired in open market transactions after the completion of this offering, (x) to the Company in connection with the vesting, settlement or exercise of RSUs, options, warrants or other rights to purchase shares of our common stock (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments, provided that any such RSUs, options, warrants or rights are held by the applicable lock-up party pursuant to agreements or equity awards granted under a stock incentive plan or other equity award plan, which agreement or plan is described in this prospectus; or (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all stockholders involving a change in control, provided that, if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; (b) exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in in this prospectus, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into shares of our common stock or warrants to acquire shares of our common stock, provided that any common stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; and (d) the establishment by lock-up parties of trading plans under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that such plan does not provide for the transfer of lock-up securities during the restricted period.
J.P. Morgan Securities LLC (on behalf of the underwriters), in its sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part, at any time.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
Our common stock is listed on the Nasdaq Global Market under the symbol “FCEL.”
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and/or selling shares of our common stock in the open market for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These stabilizing transactions may include making short sales of our common stock, which involves the sale by the underwriters of a greater number of shares of our common stock than they are required to purchase in this offering, and purchasing shares of our common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase shares of our common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock, and, as a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Selling Restrictions
General
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement or the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to prospective investors in the European Economic Area and the United Kingdom
In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
•
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the bookrunners for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares of common stock being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of common stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the bookrunners has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to prospective investors in the United Kingdom
In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares of common stock in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to prospective investors in Canada
The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”),

the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to prospective investors in Switzerland
The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, or the shares of common stock has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares of common stock offered hereunder.
Notice to prospective investors in the United Arab Emirates
The shares of common stock have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Notice to prospective investors in Australia
This prospectus supplement and the accompanying prospectus:
•
does not constitute a disclosure document under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act, and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The shares of common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares of common stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.
As any offer of shares of common stock under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under

Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to prospective investors in Japan
The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares of common stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to prospective investors in Hong Kong
The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to prospective investors in Singapore
Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Each representative has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each representative has represented and agreed that it has not offered or sold any shares of common stock or caused the shares of common stock to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares of common stock or cause the shares of common stock to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”) pursuant to Section 274 of the SFA;

(b)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Legal Matters
The validity of the shares of common stock being offered hereby will be passed upon for us by Foley & Lardner LLP, Boston, Massachusetts. Davis Polk & Wardwell LLP is acting as counsel for the underwriters in connection with various legal matters relating to the shares of common stock offered hereby.
Experts
The consolidated financial statements of FuelCell Energy, Inc. as of October 31, 2019 and 2018, and for each of the years in the three-year period ended October 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the October 31, 2019 financial statements refers to a change in the Company’s method of accounting for revenue due to the adoption of new accounting guidance.
Where You Can Find More Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the shares of common stock offered by this prospectus supplement. The SEC maintains an Internet web site at http://www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are also available to the public on the “Investors & Media” tab of our web site at the following Internet address: www.fuelcellenergy.com. The information on, or that can be accessed through, our web site is not incorporated by reference in this prospectus supplement or in the accompanying prospectus, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus. Our web site address is included as an inactive textual reference only.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus supplement and the accompanying prospectus do not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all provisions, exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available on the SEC’s Internet web site.
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until we terminate the offering:
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our Annual Report on Form 10-K for the fiscal year ended October 31, 2019 filed with the SEC on January 22, 2020, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2020 Annual Meeting of Stockholders;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended January 31, 2020, April 30, 2020, and July 31, 2020, filed with the SEC on March 16, 2020, June 12, 2020, and September 10, 2020, respectively;

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our Current Reports on Form 8-K filed with the SEC on November 6, 2019 (excluding Item 7.01 and Exhibits 99.1, 99.2 and 99.3 of Item 9.01), November 25, 2019, December 12, 2019, December 20, 2019 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), January 13, 2020, February 13, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), February 21, 2020, March 20, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), April 7, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), April 9, 2020, April 24, 2020 (excluding Item 7.01), May 4, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), May 12, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), May 15, 2020, June 11, 2020, June 16, 2020, June 22, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), June 29, 2020 and August 24, 2020; and

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the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on June 6, 2000, including any amendment or reports filed for the purpose of updating such description, and in any other registration statement or report filed by us under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement.
You may request a copy of any or all of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
FuelCell Energy, Inc.
Attention: Corporate Secretary
3 Great Pasture Road
Danbury, Connecticut 06810
(203) 825-6000
Neither we nor the underwriters have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be distributed to you or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PROSPECTUS
$200,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may from time to time offer and sell, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of common stock, preferred stock, debt securities, and warrants, either separately or in units, up to an aggregate amount of $200,000,000.
This prospectus describes the general manner in which our securities may be offered using this prospectus. We will provide specific terms of the securities, including the offering prices, in one or more supplements to this prospectus. The supplements may also add, update, or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.
We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.
Our common stock is listed on the Nasdaq Global Market under the symbol “FCEL.” On August 9, 2018, the last reported sale price of the shares of our common stock on the Nasdaq Global Market was $1.20 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus and any other risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of securities unless, to the extent required by applicable law, it is accompanied by a prospectus supplement.

The date of this prospectus is August 21, 2018.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any “free writing prospectus” that we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus nor any accompanying prospectus supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities registered in one or more offerings. We have provided to you in this prospectus a general description of the securities that we may offer. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement or any “free writing prospectus” that we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with any accompanying prospectus supplement and any “free writing prospectus” that we may authorize to be delivered to you, includes all material information relating to the offering of our securities.
As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find More Information.”
SUMMARY
FuelCell Energy, Inc.
FuelCell Energy, Inc., together with its subsidiaries, is a leading integrated fuel cell company with a growing global presence. We design, manufacture, install, operate and service ultra-clean, efficient and reliable stationary fuel cell power plants. Our SureSource power plants generate electricity and usable high quality heat for commercial, industrial, government and utility customers. We have commercialized our stationary carbonate fuel cells and are also pursuing the complementary development of planar solid oxide fuel cells and other fuel cell technologies.
Corporate Information
Our principal executive offices are located at 3 Great Pasture Road, Danbury, Connecticut 06810. Our telephone number is (203) 825-6000. We maintain a web site at the following Internet address: www.fuelcellenergy.com. The information on, or that can be accessed through, our web site is not incorporated by reference in this prospectus, and you should not consider it to be a part of this prospectus. Our web site address is included as an inactive textual reference only.
In this prospectus, unless otherwise stated or the context otherwise requires, references to “FuelCell Energy,” the “Company,” “we,” “us” and “our” and similar references refer to FuelCell Energy, Inc.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the specific risk factors discussed below and in any accompanying prospectus supplement, as well as the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference herein and therein, before you make an investment decision pursuant to this prospectus and any accompanying prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.
We have incurred losses and anticipate continued losses and negative cash flow.
We have transitioned from a research and development company to a commercial products manufacturer, services provider and developer. We have not been profitable since our year ended October 31, 1997. We expect to continue to incur net losses and generate negative cash flows until we can produce sufficient revenues and margins to cover our costs. We may never become profitable. Even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future. For the reasons discussed in more detail below, there are substantial uncertainties associated with our achieving and sustaining profitability. We have, from time to time, sought financing in the public markets in order to fund operations and will continue to do so. Our future ability to obtain such financing could be impaired by a variety of factors, including, but not limited to, the price of our common stock and general market conditions.
Our cost reduction strategy may not succeed or may be significantly delayed, which may result in our inability to deliver improved margins.
Our cost reduction strategy is based on the assumption that increases in production will result in economies of scale. In addition, our cost reduction strategy relies on advancements in our manufacturing process, global competitive sourcing, engineering design, reducing the cost of capital and technology improvements (including stack life and projected power output). Failure to achieve our cost reduction targets could have a material adverse effect on our results of operations and financial condition.
We have debt outstanding and may incur additional debt in the future, which may adversely affect our financial condition and future financial results.
Our total consolidated indebtedness was $91.6 million as of April 30, 2018. This includes approximately $46.4 million of debt at our project finance subsidiaries and $45.2 million at the corporate level. The majority of our debt is long-term with $10.1 million due within twelve months as of April 30, 2018. We also have approximately $40 million of borrowing capacity under a revolving construction and term project financing facility. Our ability to make scheduled payments of the principal and interest or to refinance our indebtedness depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or dilutive.
It is also possible that we may incur additional indebtedness in the future in the ordinary course of business. If new debt is added to current debt levels, the risks described above could intensify.
Our debt agreements contain customary representations and warranties, affirmative and negative covenants, and events of default that entitle the lenders to cause our indebtedness under such debt agreements to become immediately due and payable. In addition, our Loan and Security Agreement with Hercules, as amended, contains a financial covenant whereby we are required to maintain an unrestricted cash balance in accounts subject to an account control agreement in favor of Hercules of 75% of the outstanding loan balance plus the amount of accounts payable not paid within 90 days of the invoice date. As of April 30, 2018, the outstanding loan balance under the Loan and Security Agreement, as amended, was $26.8 million, including accretion of an end-of-term payment. In connection with the third amendment to the Loan and Security Agreement in March 2018, we drew a term loan advance of $13.1 million, which resulted in an aggregate amount of outstanding term loan advances of $25.0 million as of April 30, 2018.

Our products compete with products using other energy sources, and if the prices of the alternative sources are lower than energy sources used by our products, sales of our products will be adversely affected. Volatility of electricity and fuel prices may impact sales of our products and services in the markets in which we compete.
Our power plants can operate on a variety of fuels including natural gas, renewable biogas, directed biogas and propane. If these fuels are not readily available or if their prices increase such that electricity produced by our products costs more than electricity provided by other generation sources, our products would be less economically attractive to potential customers. In addition, we have no control over the prices of several types of competitive energy sources such as oil, gas or coal or local utility electricity costs. Significant decreases (or short term increases) in the price of these fuels or grid delivered prices for electricity could also have a material adverse effect on our business because other generation sources could be more economically attractive to consumers than our products.
Financial markets worldwide have experienced heightened volatility and instability, which may have a material adverse impact on our Company, our customers and our suppliers.
Financial market volatility can affect both the debt, equity and project finance markets. This may impact the amount of financing available to all companies, including companies with substantially greater resources, better credit ratings and more successful operating histories than ours. It is impossible to predict future financial market volatility and instability and the impact on our Company, and it may have a materially adverse effect on us for a number of reasons, such as:
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The long term nature of our sales cycle can require long lead times between application design, order booking and product fulfillment. For this, we often require substantial cash down payments in advance of delivery. Our growth strategy assumes that financing will be available for our Company to finance working capital or for our customers to provide down payments and to pay for our products. Financial market issues may delay, cancel or restrict the construction budgets and funds available to our Company or our customers for the deployment of our products and services.

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Projects using our products are, in part, financed by equity investors interested in tax benefits as well as by the commercial and governmental debt markets. The significant volatility in the U.S. and international stock markets cause significant uncertainty and may result in an increase in the return required by investors in relation to the risk of such projects.

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If we, our customers and suppliers cannot obtain financing under favorable terms, our business may be negatively impacted.

Our contracted projects may not convert to revenue, and our project pipeline may not convert to contracts, which may have a material adverse effect on our revenue and cash flow.
Some of the orders we accept from customers require certain conditions or contingencies (such as permitting, interconnection or financing) to be satisfied, some of which are outside of our control. The time periods from receipt of a contract to installation may vary widely and are determined by a number of factors, including the terms of the customer contract and the customer’s site requirements. This could have an adverse impact on our revenue and cash flow.
We have signed product sales contracts, engineering, procurement and construction contracts (EPC), power purchase agreements (PPAs) and long-term service agreements with customers subject to contractual, technology and operating risks as well as market conditions that may affect our operating results.
We apply the percentage of completion revenue recognition method to certain product sales contracts which are subject to estimates. On a quarterly basis, we perform a review process to help ensure that total estimated contract costs include estimates of costs to complete that are based on the most recent available information. The percentage of completion for the customer contracts based on this cost analysis is then applied to the total customer contract values to determine the total revenue to be recognized to date.
In certain instances, we have executed PPAs with the end-user of the power or site host of the fuel cell power plant. We may then sell the PPA to a project investor or retain the project and collect revenue from the sale of power over the term of the PPA, recognizing electricity revenue as power is generated and sold.

We have contracted under long-term service agreements with certain customers to provide service on our products over terms up to 20 years. Under the provisions of these contracts, we provide services to maintain, monitor, and repair customer power plants to meet minimum operating levels. Pricing for service contracts is based upon estimates of future costs including future stack replacements. While we have conducted tests to determine the overall life of our products, we have not run certain of our products over their projected useful life prior to large-scale commercialization. As a result, we cannot be sure that our products will last to their expected useful life, which could result in warranty claims, performance penalties, maintenance and stack replacement costs in excess of our estimates and losses on service contracts.
Our ability to proceed with projects under development and complete construction of projects on schedule and within budget may be adversely affected by escalating costs for materials, labor and regulatory compliance, inability to obtain necessary permits, interconnections or other approvals on acceptable terms or on schedule and other factors. If any development project or construction is not completed, is delayed or is subject to cost overruns, we could become obligated to make delay or termination payments or become obligated for other damages under contracts, experience diminished returns or write off all or a portion of our investment in the project. Each of these events could have an adverse effect on our business, financial condition, results of operations and prospects.
Our growing generation portfolio of operating assets exposes us to operational risks and commodity market volatility.
We have a growing portfolio of generation assets selling power under PPAs and utility tariff programs that exposes us to operational risks and uncertainties, including, among other things, lost revenues due to prolonged outages, replacement equipment costs, risks associated with facility start-up operations, failures in the availability or acquisition of fuel, the impact of severe adverse weather conditions, natural disasters, and terrorist attacks, risks of property damage or injury from energized equipment, availability of adequate water resources and ability to intake and discharge water, use of new or unproven technology, fuel commodity price risk and fluctuating market prices, and lack of alternative available fuel sources.
We extend product warranties, which could affect our operating results.
We provide for a warranty of our products for a specific period of time against manufacturing or performance defects. We accrue for warranty costs based on historical warranty claim experience, however, actual future warranty expenses may be greater than we have assumed in our estimates. As a result, operating results could be negatively impacted should there be product manufacturing or performance defects in excess of our estimates.
Our products are complex and could contain defects and may not operate at expected performance levels which could impact sales and market adoption of our products or result in claims against us.
We develop complex and evolving products and we continue to advance the capabilities of the fuel cell stacks and are now producing stacks with a net rated power output of 350 kilowatts and an expected seven year life.
We are still gaining field operating experience with respect to our products, and despite experience gained from our growing installed base and testing performed by us, our customers and our suppliers, issues may be found in existing or new products. This could result in a delay in recognition or loss of revenues, loss of market share or failure to achieve broad market acceptance. The occurrence of defects could also cause us to incur significant warranty, support and repair costs, could divert the attention of our engineering personnel from our product development efforts, and could harm our relationships with our customers. The occurrence of these problems could result in the delay or loss of market acceptance of our products and would likely harm our business. Defects or performance problems with our products could result in financial or other damages to our customers. From time to time, we have been involved in disputes regarding product warranty issues. Although we seek to limit our liability, a product liability claim brought against us, even if unsuccessful, would likely be time consuming, could be costly to defend, and may hurt our reputation in the marketplace. Our customers could also seek and obtain damages from us for their losses. We have accrued liabilities for potential damages related to performance problems, however, actual results may be different than the assumptions used in our accrual calculations.

We currently face and will continue to face significant competition.
We compete on the basis of our products’ reliability, efficiency, environmental considerations and cost. Technological advances in alternative energy products or improvements in the electric grid or other sources of power generation, or other fuel cell technologies may negatively affect the development or sale of some or all of our products or make our products non-competitive or obsolete prior to or after commercialization. Other companies, some of which have substantially greater resources than ours, are currently engaged in the development of products and technologies that are similar to, or may be competitive with, our products and technologies.
Several companies in the U.S. are engaged in fuel cell development, although we are the only domestic company engaged in manufacturing and deployment of stationary carbonate fuel cells. Other emerging fuel cell technologies (and the companies developing them) include small or portable proton-exchange membrane (“PEM”) fuel cells (Ballard Power Systems, Plug Power, and increasing activity by numerous automotive companies including Toyota, Hyundai, Honda and GM), stationary phosphoric acid fuel cells (Doosan), stationary solid oxide fuel cells (LG/Rolls Royce partnership and Bloom Energy), and small residential solid oxide fuel cells (Ceres Power Holdings and Ceramic Fuel Cells Ltd.). Each of these competitors has the potential to capture market share in our target markets. There are also other potential fuel cell competitors internationally that could capture market share.
Other than fuel cell developers, we must also compete with companies that manufacture more mature combustion-based equipment, including various engines and turbines, and have well-established manufacturing, distribution, and operating and cost features. Electrical efficiency of these products can be competitive with our SureSource power plants in certain applications. Significant competition may also come from gas turbine companies and large scale solar and wind technologies.
We derive significant revenue from contracts awarded through competitive bidding processes involving substantial costs and risks. Due to this competitive pressure, we may be unable to grow revenue and achieve profitability.
We expect a significant portion of the business that we will seek in the foreseeable future will be awarded through competitive bidding against other fuel cell technologies and other forms of power generation. The competitive bidding process involves substantial costs and a number of risks, including the significant cost and managerial time to prepare bids and proposals for contracts that may not be awarded to us and our failure to accurately estimate the resources and costs that will be required to fulfill any contract we win. In addition, following a contract award, we may encounter significant expense, delay or contract modifications as a result of our competitors protesting or challenging contracts awarded to us in competitive bidding. In addition, multi-award contracts require that we make sustained post-award efforts to obtain task orders under the contract. We may not be able to obtain task orders or recognize revenue under these multi-award contracts. Our failure to compete effectively in this procurement environment could adversely affect our revenue and/or profitability.
Unanticipated increases or decreases in business growth may result in adverse financial consequences for us.
If our business grows more quickly than we anticipate, our existing and planned manufacturing facilities may become inadequate and we may need to seek out new or additional space, at considerable cost to us. If our business does not grow as quickly as we expect, our existing and planned manufacturing facilities would, in part, represent excess capacity for which we may not recover the cost. In that circumstance, our revenues may be inadequate to support our committed costs and our planned growth, and our gross margins and business strategy would be adversely affected.
Our plans are dependent on market acceptance of our products.
Our plans are dependent upon market acceptance of, as well as enhancements to, our products. Fuel cell systems represent an emerging market, and we cannot be sure that potential customers will accept fuel cells as a replacement for traditional power sources. As is typical in a rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Since the distributed generation market is still evolving, it is difficult to predict with certainty the size of the market and its growth rate. The development of a market for our products may be affected by many factors that are out of our control, including:
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the cost competitiveness of our fuel cell products including availability and output expectations and total cost of ownership;

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the future costs of natural gas and other fuels used by our fuel cell products;

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customer reluctance to try a new product;

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the market for distributed generation and government policies that affect that market;

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local permitting and environmental requirements;

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customer preference for non-fuel based technologies; and

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the emergence of newer, more competitive technologies and products.

If a sufficient market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred in the development of our products and may never achieve profitability.
As we continue to expand markets for our products, we intend to continue offering power production guarantees and other terms and conditions relating to our products that will be acceptable to the marketplace, and continue to develop a service organization that will aid in servicing our products and obtain self-regulatory certifications, if available, with respect to our products. Failure to achieve any of these objectives may also slow the development of a sufficient market for our products and, therefore, have a material adverse effect on our results of operations and financial condition.
We are substantially dependent on a concentrated number of customers and the loss of any one of these customers could adversely affect our business, financial condition and results of operations.
We contract with a concentrated number of customers for the sale of products and for research and development contracts. There can be no assurance that we will continue to achieve the current level of sales of our products to our largest customers. Even though our customer base is expected to increase and our revenue streams to diversify, a substantial portion of net revenues could continue to depend on sales to a limited number of customers. Our agreements with these customers may be canceled if we fail to meet certain product specifications or materially breach the agreements, and our customers may seek to renegotiate the terms of current agreements or renewals. The loss of, or a reduction in sales to, one or more of our larger customers could have a material adverse effect on our business, financial condition and results of operations.
As our relationship with POSCO Energy Co., Ltd. (“POSCO Energy”) changes, we may not be able to succeed in our efforts to access the South Korean and Asian markets.
We have historically relied on POSCO Energy to develop and grow the South Korean and Asian markets for our products and services. We entered into manufacturing and technology transfer agreements with POSCO Energy in 2007, 2009 and 2012, each of which expires on October 31, 2027. The Cell Technology Transfer Agreement (“CTTA”) provides POSCO Energy with the technology rights to manufacture SureSource power plants in South Korea and the right to sell power plants throughout Asia. The CTTA requires POSCO Energy to pay to the Company a 3.0% royalty on POSCO Energy net product sales, as well as a royalty on scheduled fuel cell module replacements under service agreements for modules that were built by POSCO Energy and installed at plants in Asia under the terms of our Master Service Agreement with POSCO Energy. In March 2017, we entered into a memorandum of understanding (“MOU”) with POSCO Energy to permit us to directly develop the Asian fuel cell business, including the right for us to sell SureSource solutions in South Korea and the broader Asian market. In June 2018, POSCO Energy advised us in writing that it was terminating the MOU effective July 15, 2018 and that it intends to exit the fuel cell business during 2018. Pursuant to the terms of the MOU, notwithstanding its termination, we will continue to execute on sales commitments in Asia secured in writing prior to July 15, 2018. We cannot predict the outcome of any discussions with POSCO Energy, the future status or scope of our relationship with POSCO Energy, or whether our relationship with POSCO Energy will continue in the future. If we enter into new or amended agreements with POSCO Energy or any successor to POSCO Energy, those agreements may be on terms that are less favorable to us than our existing agreements. If our relationship with POSCO Energy ends, or continues on terms that are less favorable to us, our efforts to access the South Korean and Asian markets, which are complex markets, may not be successful or may be hindered or delayed.
If our goodwill and other intangible assets, long-lived assets, inventory or project assets become impaired, we may be required to record a significant charge to earnings.
We may be required to record a significant charge to earnings in our financial statements should we determine that our goodwill, other intangible assets (i.e., in process research and development (“IPR&D”)), long-lived assets (i.e., property, plant and equipment), inventory, or project assets are impaired. Such a charge might have a significant impact on our reported financial position and results of operations.
As required by accounting rules, we review our goodwill for impairment at least annually as of July 31 or more frequently if facts and circumstances indicate that it is more likely than not that the fair value of a reporting unit that has goodwill is less than its carrying value. Factors that may be considered a change in circumstances indicating that the carrying value of our goodwill might not be recoverable include a significant decline in projections of future cash flows and lower future growth rates in our industry. We review IPR&D for impairment on an annual basis as of July 31 or more frequently if facts and circumstances indicate the fair value is less than the carrying value. If the technology has been determined to be abandoned or not recoverable, we would be required to impair the asset. We review inventory and project assets for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. We consider a project commercially viable and recoverable if it is anticipated to be sellable for a profit, or generates positive cash flows, once it is either fully developed or fully constructed. If our projects are not considered commercially viable, we would be required to impair the respective project assets.
We have risks associated with high levels of inventory.
The amount of total inventory as of April 30, 2018 and October 31, 2017 was $55.3 million and $74.5 million, respectively, which includes work in process inventory totaling $35.9 million and $54.4 million, respectively. We previously reduced our production rate and have been operating at a lower level for a period of time in order to deploy inventory to new projects and mitigate future increases in inventory. We recently announced that we are beginning to increase our production rate to prior levels. There is no guarantee, however, that we will be successful in deploying our existing inventory or the new inventory generated by increased production. In addition, there are risks that our inventory could lose some or all of its value due to technological obsolescence, shifts in market demand or other unexpected changes in industry conditions and circumstances. If we are unable to deploy our current inventory or new inventory consistent with our business plan, we may be required to sell it at a loss, abandon it or recycle it onto different products. These actions would result in a significant charge to earnings. Such a charge might have a significant impact on our financial position and results of operations.
Our Advanced Technologies contracts are subject to the risk of termination by the contracting party and we may not realize the full amounts allocated under the contracts due to the lack of Congressional appropriations.
A portion of our fuel cell revenues have been derived from long-term cooperative agreements and other contracts with the U.S. Department of Energy and other U.S. government agencies. These agreements are important to the continued development of our technology and our products. We also contract with private sector companies under certain Advanced Technologies contracts to develop strategically important and complementary offerings.
Generally, our government research and development contracts are subject to the risk of termination at the convenience of the contracting agency. Furthermore, these contracts, irrespective of the amounts allocated by the contracting agency, are subject to annual Congressional appropriations and the results of government or agency sponsored reviews and audits of our cost reduction projections and efforts. We can only receive funds under these contracts ultimately made available to us annually by Congress as a result of the appropriations process. Accordingly, we cannot be sure whether we will receive the full amounts awarded under our government research and development or other contracts. Failure to receive the full amounts under any of our government research and development contracts could materially and adversely affect our business prospects, results of operations and financial condition.

A negative government audit could result in an adverse adjustment of our revenue and costs and could result in civil and criminal penalties.
Government agencies, such as the Defense Contract Audit Agency, routinely audit and investigate government contractors. These agencies review a contractor’s performance under its contracts, cost structure, and compliance with applicable laws, regulations, and standards. If the agencies determine through these audits or reviews that we improperly allocated costs to specific contracts, they will not reimburse us for these costs. Therefore, an audit could result in adjustments to our revenue and costs.
Further, although we have internal controls in place to oversee our government contracts, no assurance can be given that these controls are sufficient to prevent isolated violations of applicable laws, regulations and standards. If the agencies determine that we or one of our subcontractors engaged in improper conduct, we may be subject to civil or criminal penalties and administrative sanctions, payments, fines, and suspension or prohibition from doing business with the government, any of which could materially affect our results of operations and financial condition.
The U.S. government has certain rights relating to our intellectual property, including the right to restrict or take title to certain patents.
Multiple U.S. patents that we own have resulted from government-funded research and are subject to the risk of exercise of “march-in” rights by the government. March-in rights refer to the right of the U.S. government or a government agency to exercise its non-exclusive, royalty-free, irrevocable worldwide license to any technology developed under contracts funded by the government if the contractor fails to continue to develop the technology. These “march-in” rights permit the U.S. government to take title to these patents and license the patented technology to third parties if the contractor fails to utilize the patents.
We are, from time to time depending on our overall employee count, classified for government contracting as a “Large Business”, which could adversely affect our rights to own future patents under Department of Energy (“DOE”)-funded contracts.
We are, from time to time depending on our overall employee count, classified as a “large business” under DOE contracts. This allows us to own the patents that we develop under new DOE contracts if we obtain a waiver from the DOE. A “large business” under applicable government regulations generally consists of more than 500 employees averaged over a one year period. We will not own future patents we develop as a large business under new contracts, grants or cooperative agreements funded by the DOE, unless we obtain a patent waiver from the DOE. Should we not obtain a patent waiver and outright ownership, we would nevertheless retain exclusive rights to any such patents, so long as we continue to commercialize the technology covered by the patents.
Our future success and growth is dependent on our market strategy.
We cannot assure you that we will enter into business relationships that are consistent with, or sufficient to support, our commercialization plans and our growth strategy or that these relationships will be on terms favorable to us. Even if we enter into these types of relationships, we cannot assure you that the business associates with whom we form relationships will focus adequate resources on selling our products or will be successful in selling them. Some of these arrangements have required or will require that we grant exclusive rights to certain companies in defined territories. These exclusive arrangements could result in our being unable to enter into other arrangements at a time when the business associate with whom we form a relationship is not successful in selling our products or has reduced its commitment to marketing our products. In addition, future arrangements may also include the issuance of equity and/or warrants to purchase our equity, which may have an adverse effect on our stock price and would dilute our existing stockholders. To the extent we enter into partnerships or other business relationships, the failure of these partners or other business associates to assist us with the deployment of our products may adversely affect our results of operations and financial condition.
We depend on third party suppliers for the development and supply of key raw materials and components for our products.
We use various raw materials and components to construct a fuel cell module, including nickel and stainless steel which are critical to our manufacturing process. We also rely on third-party suppliers for the balance-of-plant components in our products. Suppliers must undergo a qualification process, which takes four to twelve months. We continually evaluate new suppliers, and we are currently qualifying several new suppliers. There are a limited number of suppliers for some of the key components of our products. A supplier’s failure to develop and supply components in a timely manner or to supply components that meet our quality, quantity or cost requirements or our technical specifications, or our inability to obtain alternative sources of these components on a timely basis or on terms acceptable to us could harm our ability to manufacture our SureSource products. In addition, to the extent the processes that our suppliers use to manufacture components are proprietary, we may be unable to obtain comparable components from alternative suppliers.
We do not know whether we will be able to maintain long-term supply relationships with our critical suppliers, or secure new long-term supply relationships, or whether such relationships will be on terms that will allow us to achieve our objectives. Our business prospects, results of operations and financial condition could be harmed if we fail to secure long-term relationships with entities that will supply the required components for our SureSource products.
We depend on our intellectual property, and our failure to protect that intellectual property could adversely affect our future growth and success.
Failure to protect our existing intellectual property rights may result in the loss of our exclusivity or the right to use our technologies. If we do not adequately ensure our freedom to use certain technology, we may have to pay others for rights to use their intellectual property, pay damages for infringement or misappropriation, or be enjoined from using such intellectual property. We rely on patent, trade secret, trademark and copyright law to protect our intellectual property. In addition, we have licensed our carbonate fuel cell manufacturing intellectual property to POSCO Energy, and we depend on POSCO Energy to also protect our intellectual property rights as licensed. As of July 31, 2018, we, excluding our subsidiaries, had 92 U.S. patents and 123 patents in other jurisdictions covering our fuel cell technology (in certain cases covering the same technology in multiple jurisdictions), with patents directed to various aspects of our SureSource technology, SOFC technology, PEM fuel cell technology and applications thereof. As of July 31, 2018, we also had 35 patent applications pending in the U.S. and 118 patent applications pending in other jurisdictions. Our U.S. patents will expire between 2018 and 2035, and the current average remaining life of our U.S. patents is approximately 8.8 years. Our subsidiary, Versa Power Systems, Ltd., as of July 31, 2018, had 35 U.S. patents and 75 international patents covering the SOFC technology (in certain cases covering the same technology in multiple jurisdictions), with an average remaining U.S. patent life of approximately 6.1 years. As of July 31, 2018, Versa Power Systems, Ltd. also had three pending U.S. patent applications and 16 patent applications pending in other jurisdictions. In addition, our subsidiary, FuelCell Energy Solutions, GmbH, has license rights to use FuelCell Energy’s carbonate fuel cell technology, and, as of July 31, 2018, had two U.S. patents and seven patents outside the U.S. for carbonate fuel cell technology licensed from Fraunhofer IKTS.
Some of our intellectual property is not covered by any patent or patent application and includes trade secrets and other know-how that is not able to be patented, particularly as it relates to our manufacturing processes and engineering design. In addition, some of our intellectual property includes technologies and processes that may be similar to the patented technologies and processes of third parties. If we are found to be infringing third-party patents, we do not know whether we will be able to obtain licenses to use such patents on acceptable terms, if at all. Our patent position is subject to complex factual and legal issues that may give rise to uncertainty as to the validity, scope, and enforceability of a particular patent.
We cannot assure you that any of the U.S. or international patents owned by us or other patents that third parties license to us will not be invalidated, circumvented, challenged, rendered unenforceable or licensed to others, or that any of our pending or future patent applications will be issued with the breadth of claim coverage sought by us, if issued at all. In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries.
We also seek to protect our proprietary intellectual property, including intellectual property that may not be patented or able to be patented, in part by confidentiality agreements and, if applicable, inventors’ rights agreements with our subcontractors, vendors, suppliers, consultants, strategic business associates and employees. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that such persons or institutions will not assert rights to intellectual property arising out of these relationships. Certain of our intellectual property has been licensed to us on a non-exclusive basis from third parties that may also license such intellectual property to others, including our competitors. If our licensors are found to be infringing third-party patents, we do not know whether we will be able to obtain licenses to use the intellectual property licensed to us on acceptable terms, if at all.
If necessary or desirable, we may seek extensions of existing licenses or further licenses under the patents or other intellectual property rights of others. However, we can give no assurances that we will obtain such extensions or further licenses or that the terms of any offered licenses will be acceptable to us. The failure to obtain a license from a third party for intellectual property that we use at present could cause us to incur substantial liabilities, and to suspend the manufacture or shipment of products or our use of processes requiring the use of that intellectual property.
While we are not currently engaged in any intellectual property litigation, we could become subject to lawsuits in which it is alleged that we have infringed the intellectual property rights of others or commence lawsuits against others who we believe are infringing our rights or violating their agreements to protect our intellectual property. Our involvement in intellectual property litigation could result in significant expense to us, adversely affecting the development of sales of the challenged product or intellectual property and diverting the efforts of our technical and management personnel, whether or not that litigation is resolved in our favor.
Our future success will depend on our ability to attract and retain qualified management, technical, and other personnel.
Our future success is substantially dependent on the continued services and performance of our executive officers and other key management, engineering, scientific, manufacturing and operating personnel, particularly Arthur Bottone, our Chief Executive Officer. The loss of the services of any executive officer, including Mr. Bottone, or other key management, engineering, scientific, manufacturing and operating personnel, could materially adversely affect our business. Our ability to achieve our commercialization plans and to increase production at our manufacturing facility in the future will also depend on our ability to attract and retain additional qualified management, technical, manufacturing and operating personnel. Recruiting personnel for the fuel cell industry is competitive. We do not know whether we will be able to attract or retain additional qualified management, technical, manufacturing and operating personnel. Our inability to attract and retain additional qualified management, technical, manufacturing and operating personnel, or the departure of key employees, could materially and adversely affect our development, commercialization and manufacturing plans and, therefore, our business prospects, results of operations and financial condition. In addition, our inability to attract and retain sufficient management, technical, manufacturing and operating personnel to quickly increase production at our manufacturing facility when and if needed to meet increased demand may adversely impact our ability to respond rapidly to any new product, growth or revenue opportunities.
Our management may be unable to manage rapid growth effectively.
We recently announced an increase in our annual production. We may further rapidly expand our facilities and manufacturing capabilities, accelerate the commercialization of our products and enter a period of rapid growth, which will place a significant strain on our senior management team and our financial and other resources. Any expansion may expose us to increased competition, greater overhead, marketing and support costs and other risks associated with the commercialization of a new product. We would need to obtain sufficient backlog in order to maintain the use of the expanded capacity. Our ability to manage rapid growth effectively will require us to continue to secure adequate sources of capital and financing, improve our operations, improve our financial and management information systems and train, motivate and manage our employees. Difficulties in effectively managing issues presented by such a rapid expansion could harm our business prospects, results of operations and financial condition.
We may be affected by environmental and other governmental regulation.
We are subject to various federal, state and local laws and regulations relating to, among other things, land use, safe working conditions, handling and disposal of hazardous and potentially hazardous substances and emissions of pollutants into the atmosphere. In addition, it is possible that industry-specific laws and regulations will be adopted covering matters such as transmission scheduling, distribution, emissions, and the characteristics and quality of our products, including installation and servicing. These regulations could limit the growth in the use of carbonate fuel cell products, decrease the acceptance of fuel cells as a commercial product and increase our costs and, therefore, the price of our products. Accordingly, compliance with existing or future laws and regulations could have a material adverse effect on our business prospects, results of operations and financial condition.
Utility companies may resist the adoption of distributed generation and could impose customer fees or interconnection requirements on our customers that could make our products less desirable.
Investor-owned utilities may resist adoption of distributed generation fuel cell plants as such plants are disruptive to the utility business model that primarily utilizes large central generation power plants and associated transmission and distribution. On-site distributed generation that is on the customer-side of the electric meter competes with the utility. Distributed generation on the utility-side of the meter generally has power output that is significantly less than central generation power plants and may be perceived by the utility as too small to materially impact its business, limiting its interest. Additionally, perceived technology risk may limit utility interest in stationary fuel cell power plants.
Utility companies commonly charge fees to larger, industrial customers for disconnecting from the electric grid or for having the capacity to use power from the electric grid for back up purposes. These fees could increase the cost to our customers of using our SureSource products and could make our products less desirable, thereby harming our business prospects, results of operations and financial condition.
Several U.S. states have created and adopted, or are in the process of creating, their own interconnection regulations covering both technical and financial requirements for interconnection to utility grids. Depending on the complexities of the requirements, installation of our systems may become burdened with additional costs that might have a negative impact on our ability to sell systems. The Institute of Electrical and Electronics Engineers has been working to create an interconnection standard addressing the technical requirements for distributed generation to interconnect to utility grids. Many parties are hopeful that this standard will be adopted nationally to help reduce the barriers to deployment of distributed generation such as fuel cells; however, this standard may not be adopted nationally thereby limiting the commercial prospects and profitability of our fuel cell systems.
We could be liable for environmental damages resulting from our research, development or manufacturing operations.
Our business exposes us to the risk of harmful substances escaping into the environment, resulting in personal injury or loss of life, damage to or destruction of property, and natural resource damage. Depending on the nature of the claim, our current insurance policies may not adequately reimburse us for costs incurred in settling environmental damage claims, and in some instances, we may not be reimbursed at all. Our business is subject to numerous federal, state, and local laws and regulations that govern environmental protection and human health and safety. We believe that our businesses are operating in compliance in all material respects with applicable environmental laws, however, these laws and regulations have changed frequently in the past and it is reasonable to expect additional and more stringent changes in the future.
Our operations may not comply with future laws and regulations and we may be required to make significant unanticipated capital and operating expenditures. If we fail to comply with applicable environmental laws and regulations, governmental authorities may seek to impose fines and penalties on us or to revoke or deny the issuance or renewal of operating permits and private parties may seek damages from us. Under those circumstances, we might be required to curtail or cease operations, conduct site remediation or other corrective action, or pay substantial damage claims.
Our products use inherently dangerous, flammable fuels, operate at high temperatures and use corrosive carbonate material, each of which could subject our business to product liability claims.
Our business exposes us to potential product liability claims that are inherent in products that use hydrogen. Our products utilize fuels such as natural gas and convert these fuels internally to hydrogen that is used by our products to generate electricity. The fuels we use are combustible and may be toxic. In addition, our SureSource products operate at high temperatures and use corrosive carbonate material, which could expose us to potential liability claims. Although we have incorporated a robust design and redundant safety features in our power plants, have established comprehensive safety, maintenance, and training programs, follow third-party certification protocols, codes and standards, and do not store natural gas or hydrogen at our power plants, we cannot guarantee that there will not be accidents. Any accidents involving our products or other hydrogen-using products could materially impede widespread market acceptance and demand for our products. In addition, we might be held responsible for damages beyond the scope of our insurance coverage. We also cannot predict whether we will be able to maintain adequate insurance coverage on acceptable terms.
We are subject to risks inherent in international operations.
Since we market our products both inside and outside the U.S., our success depends in part on our ability to secure international customers and our ability to manufacture products that meet foreign regulatory and commercial requirements in target markets. Sales to customers located outside the U.S. accounts for a significant portion of our consolidated revenue. Sales to customers in South Korea represent the majority of our international sales. We have limited experience developing and manufacturing our products to comply with the commercial and legal requirements of international markets. In addition, we are subject to tariff regulations and requirements for export licenses, particularly with respect to the export of some of our technologies. We face numerous challenges in our international expansion, including unexpected changes in regulatory requirements and other geopolitical risks, fluctuations in currency exchange rates, longer accounts receivable requirements and collections, greater bonding and security requirements, difficulties in managing international operations, potentially adverse tax consequences, restrictions on repatriation of earnings and the burdens of complying with a wide variety of international laws. Any of these factors could adversely affect our results of operations and financial condition.
Although our reporting currency is the U.S. dollar, we conduct our business and incur costs in the local currency of most countries in which we operate. As a result, we are subject to currency translation and transaction risk. Changes in exchange rates between foreign currencies and the U.S. dollar could affect our net sales and cost of sales and could result in exchange gains or losses. We cannot accurately predict the impact of future exchange rate fluctuations on our results of operations.
We could also expand our business into new and emerging markets, many of which have an uncertain regulatory environment relating to currency policy. Conducting business in such markets could cause our exposure to changes in exchange rates to increase, due to the relatively high volatility associated with emerging market currencies and potentially longer payment terms for our proceeds. Our ability to hedge foreign currency exposure is dependent on our credit profile with financial institutions that are willing and able to do business with us. Deterioration in our credit position or a significant tightening of the credit market conditions could limit our ability to hedge our foreign currency exposure; and therefore, result in exchange gains or losses.
Exports of certain of our products are subject to various export control regulations and may require a license or permission from the U.S. Department of State, the U.S. Department of Energy or other agencies.
As an exporter, we must comply with various laws and regulations relating to the export of products, services and technology from the U.S. and other countries having jurisdiction over our operations. We are subject to export control laws and regulations, including the International Traffic in Arms Regulation “ITAR”, the Export Administration Regulation “EAR”, and the Specially Designated Nationals and Blocked Persons List, which generally prohibit U.S. companies and their intermediaries from exporting certain products, importing materials or supplies, or otherwise doing business with restricted countries, businesses or individuals, and require companies to maintain certain policies and procedures to ensure compliance. We are also subject to the Foreign Corrupt Practices Act which prohibits improper payments to foreign governments and their officials by U.S. and other business entities. Under these laws and regulations, U.S. companies may be held liable for their actions and actions taken by their strategic or local partners or representatives. If we, or our intermediaries, fail to comply with the requirements of these laws and regulations, or similar laws of other countries, governmental authorities in the United States or elsewhere, as applicable, could seek to impose civil and/or criminal penalties, which could damage our reputation and have a material adverse effect on our business, financial condition and results of operations.
We are also subject to registration under the U.S. State Department’s Directorate of Defense Trade Controls (“DDTC”). Due to the nature of certain of our products and technology, we must obtain licenses or authorizations from various U.S. government agencies such as DDTC or DOE, before we are permitted to sell such products or license such technology outside of the U.S. We can give no assurance that we will continue to be successful in obtaining the necessary licenses or authorizations or that certain sales will not be prevented or delayed. Any significant impairment of our ability to sell products or license technology outside of the U.S. could negatively impact our results of operations, financial condition or liquidity.
We depend on strategic relationships with third parties, and the terms and enforceability of many of these relationships are not certain.
We have entered into strategic relationships with third parties for the design, product development, sale and service of our existing products and products under development, some of which may not have been documented by a definitive agreement. The terms and conditions of many of these relationships allow for termination by the third parties. Termination of any of these relationships could adversely affect our ability to design, develop and distribute these products to the marketplace. We cannot assure you that we will be able to successfully negotiate and execute definitive agreements with any of these third parties, and failure to do so may effectively terminate the relevant relationship.
If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud, which could harm our brand and operating results.
Effective internal controls are necessary for us to provide reliable and accurate financial reports and effectively prevent fraud. We have devoted significant resources and time to comply with the internal control over financial reporting requirements of the Sarbanes-Oxley Act of 2002. In addition, Section 404 under the Sarbanes-Oxley Act of 2002 requires that we assess, and that our auditors attest to, the design and operating effectiveness of our controls over financial reporting. Our compliance with the annual internal control report requirement for each fiscal year will depend on the effectiveness of our financial reporting and data systems and controls. Inferior internal controls could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock and our access to capital.
We are increasingly dependent on information technology, and disruptions, failures or security breaches of our information technology infrastructure could have a material adverse effect on our operations. In addition, increased information technology security threats and more sophisticated computer crime pose a risk to our systems, networks, products and services.
We rely on information technology networks and systems, including the Internet, to process, transmit and store electronic and financial information and to manage a variety of business processes and activities, including production, manufacturing, financial, logistics, sales, marketing and administrative functions. Additionally, we collect and store data that is sensitive to us. Operating these information technology networks and systems and processing and maintaining this data, in a secure manner, are critical to our business operations and strategy. We depend on our information technology infrastructure to communicate internally and externally with employees, customers, suppliers and others. We also use information technology networks and systems to comply with regulatory, legal and tax requirements and to operate our fuel cell power plants. These information technology systems, many of which are managed by third parties or used in connection with shared service centers, may be susceptible to damage, disruptions or shutdowns due to failures during the process of upgrading or replacing software, databases or components thereof, power outages, hardware failures, computer viruses, attacks by computer hackers or other cybersecurity risks, telecommunication failures, user errors, natural disasters, terrorist attacks or other catastrophic events. If any of our significant information technology systems suffer severe damage, disruption or shutdown, and our disaster recovery and business continuity plans do not effectively resolve the issues in a timely manner, our product sales, financial condition and results of operations may be materially and adversely affected, and we could experience delays in reporting our financial results, or our fuel cell power plant operations may be disrupted, exposing us to performance penalties under our contracts with customers.
In addition, information technology security threats — from user error to cybersecurity attacks designed to gain unauthorized access to our systems, networks and data — are increasing in frequency and sophistication. Cybersecurity attacks may range from random attempts to coordinated and targeted attacks, including sophisticated computer crime and advanced persistent threats. These threats pose a risk to the security of our systems and networks and the confidentiality, availability and integrity of our data. Cybersecurity attacks could also include attacks targeting customer data or the security, integrity and/or reliability of the hardware and software installed in our products. We have experienced cybersecurity attacks that have resulted in unauthorized parties gaining access to our information technology systems and networks, and we could in the future experience similar attacks. However, to date, no cybersecurity attack has had a material impact on our financial condition, results of operations or liquidity. While we actively manage information technology security risks within our control, there can be no assurance that such actions will be sufficient to mitigate all potential risks to our systems, networks and data. In addition to the direct potential financial risk as we continue to build, own and operate generation assets, other potential consequences of a material cybersecurity attack include reputational damage, litigation with third parties, disruption to systems, unauthorized release of confidential or otherwise protected information, corruption of data, diminution in the value of our investment in research, development and engineering, and increased cybersecurity protection and remediation costs, which in turn could adversely affect our competitiveness, results of operations and financial condition. The amount of insurance coverage we maintain may be inadequate to cover claims or liabilities relating to a cybersecurity attack.
Our results of operations could vary as a result of changes to our accounting policies or the methods, estimates and judgments we use in applying our accounting policies.
The methods, estimates and judgments we use in applying our accounting policies have a significant impact on our results of operations. Such methods, estimates and judgments are, by their nature, subject to substantial risks, uncertainties and assumptions, and factors may arise over time that could lead us to reevaluate our methods, estimates and judgments.
In future periods, management will continue to reevaluate its estimates for contract margins, service agreements, loss accruals, warranty, performance guarantees, liquidated damages and inventory valuation allowances. Changes in those estimates and judgments could significantly affect our results of operations and financial condition. We may also adopt changes required by the Financial Accounting Standards Board and the SEC.
Our stock price has been and could remain volatile.
The market price for our common stock has been and may continue to be volatile and subject to extreme price and volume fluctuations in response to market and other factors, including the following, some of which are beyond our control:
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failure to meet commercialization milestones;

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failure to win contracts through competitive bidding processes;

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the loss of a major customer;

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variations in our quarterly operating results from the expectations of securities analysts or investors;

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downward revisions in securities analysts’ estimates or changes in general market conditions;

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changes in the securities analysts that cover us or failure to regularly publish reports;

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announcements of technological innovations or new products or services by us or our competitors;

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announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

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additions or departures of key personnel;

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investor perception of our industry or our prospects;

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insider selling or buying;

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demand for our common stock;

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general technological or economic trends; and

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changes in United States or foreign political environment and the passage of laws, including, tax, environmental or other laws, affecting the product development business.

In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. If we became involved in securities class action litigation in the future, it could result in substantial costs and diversion of management’s attention and resources and could harm our stock price, business prospects, results of operations and financial condition.
Provisions of Delaware and Connecticut law and of our charter and by-laws and our outstanding securities may make a takeover more difficult.
Provisions in our certificate of incorporation and by-laws and in Delaware and Connecticut corporate law may make it difficult and expensive for a third-party to pursue a tender offer, change in control or takeover attempt that is opposed by our management and board of directors. In addition, certain provisions of the FCE FuelCell Energy, Ltd. Series 1 Preferred Shares, our Series B Preferred Stock and our Series C Preferred Shares could make it more difficult or more expensive for a third party to acquire us. Public stockholders who might desire to participate in such a transaction may not have an opportunity to do so. These anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change in control or change in our management and board of directors.
Our amended and restated by-laws provide that the Court of Chancery of the State of Delaware is the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a judicial forum deemed favorable by the stockholder for disputes with us or our directors, officers or employees.
Our amended and restated by-laws provide that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our certificate of incorporation or our amended and restated by-laws, any action to interpret, apply, enforce, or determine the validity of our certificate of incorporation or amended and restated by-laws, or any action asserting a claim against us that is governed by the internal affairs doctrine. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder finds favorable for disputes against us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated by-laws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.
The implementation of our business plan and strategy will require additional capital.
The implementation of our business plan and strategy requires additional capital. If we are unable to raise additional capital in the amounts required, or at all, we will not be able to successfully implement our business plan and strategy. There can be no guarantee that we will be able to raise such additional capital at the times required or in the amounts required for the implementation of our business plan and strategy. In addition, the recent change to a more capital-intensive business model increases the risks of our being able to successfully implement our plans, if we do not raise additional capital in the amounts required. If we are unable to raise additional capital, our business, operations and prospects could be materially and adversely affected.

We will need to raise additional capital, and such capital may not be available on acceptable terms, if at all. If we do raise additional capital utilizing equity, existing stockholders will suffer dilution. If we do not raise additional capital, our business could fail or be materially and adversely affected.
We will need to raise additional funds in debt and equity financings, and these funds may not be available to us when we need them or on acceptable terms, if at all. Such additional financings could be significant. If we raise additional funds through further issuances of our common stock, or securities convertible or exchangeable into shares of our common stock, into the public market, including shares of our common stock issued upon exercise of options or warrants, you could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our then-existing capital stock. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. If we cannot raise additional funds when we need them, our business and prospects could fail or be materially and adversely affected. In addition, if additional funds are not secured in the future, we will have to modify, reduce, defer or eliminate parts of our present and anticipated future projects.
Future sales of substantial amounts of our common stock could affect the market price of our common stock.
Future sales of substantial amounts of our common stock, or securities convertible or exchangeable into shares of our common stock, into the public market, including shares of our common stock issued upon exercise of options or warrants, or perceptions that those sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future.
We may be subject to actions for rescission or damages or other penalties in connection with certain sales of shares of our common stock in the open market.
Between August 2005 and April 2017, we sold shares of our common stock pursuant to a series of “at-the-market” sales plans. The shares sold pursuant to these sales plans represented a portion of the shares registered by us pursuant to shelf registration statements we filed with the SEC during this time period. While we reported the actual shares sold and proceeds, net of fees, of sales made during each fiscal quarter pursuant to the sales plans in our annual and quarterly reports on Forms 10-K and 10-Q, we did not file or deliver prospectus supplements at the time of or prior to making these sales. Accordingly, these sales may not have been in compliance with applicable federal and/or state securities laws, and the purchasers of such shares may have rescission rights or claims for damages. In addition, to the extent that these sales were not in compliance with applicable federal and/or state securities laws, we may be subject to penalties imposed by the SEC and/or state securities agencies. We have reported these sales to the SEC, and in response to our report, the SEC has opened an informal investigation of these sales. If purchasers successfully seek rescission and/or damages, and/or the SEC and/or state securities agencies impose financial penalties on us which are not covered by insurance, we may not have sufficient resources to make the necessary payments, and any such claims, damages or penalties could have a material adverse effect on our stock price, business prospects, results of operations, and financial condition. Although we believe we would have defenses to such claims or actions if brought, we are unable to predict the likelihood of any claims or actions being brought against us, or the amount of any damages or financial penalties which could be sought against us, or the extent to which any such financial exposure would be covered by insurance.
The rights of the Series 1 Preferred Shares and the Series B Preferred Stock could negatively impact our cash flows and could dilute the ownership interest of our stockholders.
The terms of the Series 1 Preferred Shares issued by FCE FuelCell Energy, Ltd. (“FCE Ltd.”), one of our indirect subsidiaries, provide rights to the holder, Enbridge Inc. (“Enbridge”), which could negatively impact us.
The provisions of the Series 1 Preferred Shares require that FCE Ltd. make annual payments totaling Cdn. $1,250,000, including (i) annual dividend payments of Cdn. $500,000 and (ii) annual return of capital payments of Cdn. $750,000. These payments will end on December 31, 2020. Additional dividends accrue on cumulative unpaid dividends at a 1.25% quarterly rate, compounded quarterly, until payment thereof. On December 31, 2020 the amount of all accrued and unpaid dividends on the Series 1 Preferred Shares of Cdn.

$21.1 million and the balance of the principal redemption price of Cdn. $4.4 million shall be paid to the holders of the Series 1 Preferred Shares. FCE Ltd. has the option of making dividend payments in the form of common stock or cash under the terms of the Series 1 Preferred Shares.
We are also required to issue common stock to the holder of the Series 1 Preferred Shares if and when the holder exercises its conversion rights. The number of shares of common stock that we may issue upon conversion could be significant and dilutive to our existing stockholders. For example, assuming the holder of the Series 1 Preferred Shares exercises its conversion rights after July 31, 2020 and assuming our common stock price is $1.30 (our common stock closing price on July 31, 2018), and an exchange rate of U.S. $1.00 to Cdn. $1.30 (exchange rate on July 31, 2018) at the time of conversion, we would be required to issue approximately 2,762,104 shares of our common stock.
The terms of the Series B Preferred Stock also provide rights to their holders that could negatively impact us. Holders of the Series B Preferred Stock are entitled to receive cumulative dividends at the rate of $50 per share per year, payable either in cash or in shares of our common stock. To the extent the dividend is paid in shares, additional issuances could be dilutive to our existing stockholders and the sale of those shares could have a negative impact on the price of our common stock. A share of our Series B Preferred Stock, after giving effect to the December 3, 2015 reverse stock split, may be converted at any time, at the option of the holder, into 7.0922 shares of our common stock (which is equivalent to an initial conversion price of $141 per share), plus cash in lieu of fractional shares. Furthermore, the conversion rate applicable to the Series B Preferred Stock is subject to additional adjustment upon the occurrence of certain events.
We may not be able to make cash payments to redeem the Series C Preferred Shares.
We have the obligation to make bimonthly redemption payments on the Series C Preferred Shares commencing on November 1, 2017. These mandatory redemption payments may be made, at our option, in cash or in shares of our common stock or in a combination of cash and shares of our common stock, except that our right to make payment in shares of common stock is dependent upon our satisfying certain equity conditions. Among other things, these equity conditions include our continued listing on The Nasdaq Global Market or another permitted exchange and our stock maintaining certain minimum average prices and trading volumes during the applicable measurement period. If we cannot satisfy the equity conditions, we will not be able to make our bimonthly mandatory redemption payments in stock, and we would be forced to make such bimonthly payments in cash. We may not have sufficient cash resources at the applicable time to make those cash payments, or to make such cash payments in full. In addition, certain such cash payments may not permitted under the terms of our existing or future indebtedness or may cause us to fail to satisfy financial maintenance covenants.
Further, any failure to pay any amounts due to the holders of the Series C Preferred Shares, as well as certain other “triggering events,” including, without limitation, our failure to timely deliver shares, our suspension of trading, our failure to keep reserved for issuance an adequate number of shares of common stock to cover conversion of the Series C Preferred Shares, and breaches of certain covenants that are not timely cured, where a cure period is permitted, would permit the holders of the Series C Preferred Shares to require us to redeem such Series C Preferred Shares in cash at a price equal to the greater of (i) 125% of the stated value of the Series C Preferred Shares being redeemed plus accrued dividends, if any, and (ii) the market value of the number of shares issuable on conversion of the Series C Preferred Shares, valued at the greatest closing sales price during the period from the date immediately before the triggering event through the date we make the redemption payment. However, if we are actually delisted from The Nasdaq Global Market, without obtaining a listing on another national securities exchange, it would constitute a “triggering event” under the Certificate of Designations for the Series C Preferred Shares and would also cause a failure of the equity conditions. Thus, if we fail to maintain trading or listing, as applicable, or if for any other reason we are required to repurchase the Series C Preferred Shares in cash prior to maturity, no assurance can be given that we would have the cash or financial resources available to us to make such a payment, and such an acceleration could have a material adverse effect on our business, results of operations and financial condition.
The Series C Preferred Shares rank senior to our common stock with respect to dividends, distributions and payments upon liquidation.
The rights of the holders of the Series C Preferred Shares rank senior to the obligations to our common stockholders. Upon our liquidation, the holders of Series C Preferred Shares are entitled to receive an amount per Series C Preferred Share equal to the greater of (A) the stated value thereof on the date of such payment, plus accrued dividends, if any and (B) the amount per share such holder would receive if such holder converted such Series C Preferred Shares into common stock immediately prior to the date of such payment. Further, the holders of Series C Preferred Shares have the right to participate in any payment of dividends or other distributions made to the holders of common stock to the same extent as if they had converted such Series C Preferred Shares. The existence of such a senior security could have an adverse effect on the value of our common stock.
Holders of the Series C Preferred Shares have rights that may restrict our ability to operate our business.
Under the Certificate of Designations establishing the terms of the Series C Preferred Shares, we are subject to certain covenants that limit our ability to create new series of preferred stock, other than series junior to the Series C Preferred Shares with redemption occurring after the maturity date of the Series C Preferred Shares, and our ability to incur certain indebtedness. Such restrictions may have an adverse effect on our ability to operate our business while the Series C Preferred Shares are outstanding.
Our common stockholders may experience significant dilution upon the issuance of common stock upon conversion of or redemption payments under the Series C Preferred Shares.
The issuance of common stock as mandatory redemption payments or upon conversion of some or all of the Series C Preferred Shares will dilute the ownership interests of existing holders of shares of our common stock. As of July 31, 2018, the aggregate outstanding liquidation preference of the Series C Preferred Shares totaled $11.7 million. If this amount is converted into our common stock at its initial conversion price of $1.84, we would issue 6,348,401 shares of common stock upon their conversion (without giving effect to any limitation on conversions). This excludes the effect of any common stock we may issue in lieu of paying bimonthly redemption amounts in cash, which may be made at a price lower than the initial conversion price. The initial conversion price of the Series C Preferred Shares is adjustable based on certain events, including in the event of a triggering event and in the event we effect a stock split, combination or similar transaction, to reflect the proportionate (adjusted) trading prices of our common stock before and after the effective date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, the documents incorporated by reference herein and therein and any related free writing prospectuses issued by us may contain forward-looking statements about our financial condition, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “believes,” “predicts,” “should,” “will,” “could,” “would,” “may,” “forecast,” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act. The realization of matters expressed in forward-looking statements involves risks and uncertainties. Our actual results may differ materially from those contemplated by the forward-looking statements due to, among other factors, the risks and uncertainties described in or incorporated by reference into this prospectus, including under “Risk Factors.” Any forward-looking statement contained in this prospectus and any prospectus supplement and the documents incorporated by reference herein and therein speaks only as of the date on which the statement was made, and we undertake no obligation to update publicly or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise. New risks emerge from time to time, and we cannot predict all of the risks that may impact our business or the extent to which any particular risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statement.
RATIO OF EARNINGS TO FIXED CHARGES
Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities in the future.
USE OF PROCEEDS
Unless otherwise provided in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities from offerings under this prospectus for project development, project financing, working capital support and general corporate purposes. Our management will have broad discretion in the allocation of the net proceeds of these offerings for any purpose, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. We may set forth additional information on the use of proceeds from the sale of securities that we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. We may invest the net proceeds temporarily until we use them for their stated purpose.

SECURITIES WE MAY OFFER
The following is a general description of the terms and provisions of the securities we may offer and sell under this prospectus. These summaries are not meant to be complete. This prospectus and the applicable prospectus supplement will contain the material terms and conditions of each security. Any prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.
DESCRIPTION OF COMMON STOCK
The following description sets forth certain general terms of our common stock. While we believe that the following description covers the material terms of our common stock, the description may not contain all of the information that is important to you. The description set forth below is not complete and is subject to, and qualified in its entirety by, our certificate of incorporation, as amended (the “Charter”), our amended and restated by-laws (“By-laws”) and the Delaware General Corporation Law (“DGCL”). Copies of the Charter and the By-laws have been filed with the SEC. You are urged to read the Charter and the By-laws in their entirety.
Authorized and Outstanding Common Stock
Under the Charter, we are authorized to issue 225,000,000 shares of common stock, par value $0.0001 per share. On July 31, 2018, 92,280,169 shares of our common stock were issued and outstanding.
In addition, as of July 31, 2018, there were outstanding options to purchase 323,533 shares of our common stock under our equity incentive plans, 3,281,744 shares of our common stock were available upon vesting of outstanding restricted stock units issued under our equity incentive plans, 1,394,365 shares of our common stock were available for future issuance under our equity incentive plans, 500,000 shares of our common stock were available for future issuance under our employee stock purchase plan and 19,249,364 shares of our common stock were available for future issuance under warrants. As of July 31, 2018, there were 187 holders of record of our common stock. This does not include the number of persons whose stock is held in nominee or “street” name accounts through brokers.
Voting Rights
The holders of our common stock have one vote per share. Holders of our common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders (including the election of directors in uncontested elections) must be approved by a majority of the votes properly cast on the matter at a meeting at which a quorum is present, subject to any voting rights granted to holders of any then outstanding preferred stock. A plurality voting standard applies in contested director elections (i.e., when the number of nominees for election as directors exceeds the number of directors to be elected at such meeting).
Dividends
Holders of our common stock will share ratably in any dividends declared by the board of directors, subject to the preferential rights of any of our preferred stock then outstanding. Dividends consisting of shares of our common stock may be paid to holders of shares of our common stock. We have never paid a cash dividend on our common stock and do not anticipate paying any cash dividends on common stock in the foreseeable future.
Certain Participation Rights
Under the terms set forth in the Securities Purchase Agreement, dated as of June 9, 2009, by and between us and POSCO Energy, and the Securities Purchase Agreement, dated as of April 30, 2012, by and between us and POSCO Energy, we granted POSCO Energy the right to receive notice of and to participate in any issuance of new equity securities by us, other than issuances as a dividend or distribution on outstanding securities, upon the conversion or exercise of outstanding securities, to employees, directors or consultants pursuant to certain plans or arrangements, pursuant to the acquisition of another corporation or its assets, or of up to $5 million in securities to fund obligations to make cash dividends or interest payments on outstanding securities. Pursuant to such participation rights, POSCO Energy has the right to subscribe for and purchase its pro rata portion of such offered securities; provided, that POSCO Energy’s participation rights under the April 2012 Securities Purchase Agreement will terminate when POSCO Energy owns less than 898,868 shares of our common stock (as adjusted for the 2015 reverse stock split).
Other Rights
In the event of our liquidation, dissolution or winding up, after payment of liabilities and liquidation preferences on any of our preferred stock then outstanding, the holders of shares of our common stock are entitled to share ratably in all assets available for distribution. Holders of shares of our common stock (in their capacity as holders of shares of our common stock) have no preemptive rights or rights to convert their shares of our common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.
Listing on the Nasdaq Global Market
Our common stock is listed on the Nasdaq Global Market under the symbol “FCEL”.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, New York, New York.
DESCRIPTION OF PREFERRED STOCK
The following description sets forth certain general terms of our preferred stock. While we believe that the following description covers the material terms of our preferred stock, the description may not contain all of the information that is important to you. The description set forth below is not complete and is subject to, and qualified in its entirety by, the Charter (including the Certificates of Designation relating to our Series B Preferred Stock and Series C Preferred Stock (in each case as defined below)), the By-laws, the DGCL, and, for any other series of preferred stock, the certificate of designations relating to such particular series of preferred stock. The particular terms of any series of preferred stock offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to that series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. Copies of the Charter (including Certificates of Designation) and the By-laws have been filed with the SEC. You are urged to read the Charter (including Certificates of Designation) and the By-laws in their entirety.
Authorized and Outstanding Preferred Stock
Under the Charter, we are authorized to issue 250,000 shares of preferred stock, par value $0.01 per share, in one or more series designated by our board of directors, of which 105,875 shares of our preferred stock have been designated as 5% Series B Cumulative Convertible Perpetual Preferred Stock (“Series B Preferred Stock”) and 33,500 shares of our preferred stock have been designated as Series C Convertible Preferred Stock (“Series C Preferred Stock” and, such shares, the “Series C Preferred Shares”). As of July 31, 2018, 64,020 shares of our Series B Preferred Stock and 11,681 shares of our Series C Preferred Stock were issued and outstanding. No other shares of our preferred stock are issued and outstanding. As of July 31, 2018, there were 1,000,000 Class A Cumulative Redeemable Exchangeable Preferred Shares (the “Series 1 Preferred Shares”) of FCE Ltd., our Canadian subsidiary, issued and outstanding, which are convertible into shares of our common stock. As of July 31, 2018, we were obligated, if and when the holder of the Series 1 Preferred Shares exercises its conversion rights, to issue approximately 15,166 shares of our common stock upon conversion of the Series 1 Preferred Shares.
As of July 31, 2018, we were obligated, if and when the holders exercise their conversion rights, to issue approximately 454,043 shares of our common stock upon conversion of the Series B Preferred Stock.
As of July 31, 2018, the aggregate liquidation preference of the Series C Preferred Shares totaled $11.7 million. If this amount is converted into our common stock at the initial conversion price of $1.84, we would issue 6,348,401 shares of common stock upon conversion (without giving effect to any limitations on conversion).

Series C Preferred Shares
We issued an aggregate of 33,500 shares of our Series C Preferred Stock, $0.01 par value and $1,000 stated value per share, for net proceeds of $27.9 million on September 8, 2017. Each share of Series C Preferred Stock was sold at a price of  $895.52 for gross proceeds of approximately $30.0 million. As of July 31, 2018, there were 11,681 shares of Series C Preferred Stock issued and outstanding.
The Series C Preferred Shares are convertible into shares of common stock, subject to the beneficial ownership limitations provided in the Certificate of Designations for the Series C Preferred Stock (the “Series C Certificate of Designations”), at a conversion price equal to $1.84 per share of common stock (“Conversion Price”), subject to adjustment as provided in the Series C Certificate of Designations, including adjustments if we sell shares of common stock or equity securities convertible into or exercisable for shares of common stock, at prices below $1.84 per share, in certain types of transactions, which may potentially include sales of common stock pursuant to our At Market Issuance Sales Agreement with B. Riley FBR, Inc. and Oppenheimer & Co. Inc. In the event of a triggering event, as defined in the Series C Certificate of Designations, the Series C Preferred Shares are convertible into shares of common stock at a conversion price equal to the lower of $1.84 per share and 85% of the lowest volume weighted average price (“VWAP”) of the common stock of the five Trading Days (as such term is defined in the Series C Certificate of Designations) immediately prior to delivery of the applicable conversion notice. The holders will be prohibited from converting Series C Preferred Shares into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would own more than 8.99% of the total number of shares of common stock then issued and outstanding. Each holder has the right to increase its maximum percentage up to 9.99% upon 60 days’ notice to us.
On November 1, 2017 and on the sixteenth day and first day of each calendar month thereafter until March 1, 2019, subject to extension in certain circumstances (the “Maturity Date”), inclusive, we will redeem the stated value of Series C Preferred Shares in thirty-three equal installments of $1.0 million (each bimonthly amount, an “Installment Amount” and the date of each such payment, an “Installment Date”). The holders will have the ability to defer installment payments, but not beyond the Maturity Date. In addition, during each period commencing on the 11th trading day prior to an Installment Date and prior to the immediately subsequent Installment Date, the holders may elect to accelerate the conversion of Series C Preferred Shares at then applicable installment conversion price, provided that the holders may not elect to effect any such acceleration during such installment period if either (a) in the aggregate, all the accelerations in such installment period exceed the sum of three other Installment Amounts, or (b) the number of Series C Preferred Shares subject to prior accelerations exceeds in the aggregate twelve Installment Amounts.
Subject to certain conditions as provided in the Series C Certificate of Designations, we may elect to pay the Installment Amounts in cash or shares of common stock or in a combination of cash and shares of common stock.
Installment Amounts paid in shares will be that number of shares of common stock equal to (a) the applicable Installment Amount, to be paid in common stock divided by (b) the least of  (i) the then existing conversion price, (ii) 87.5% of the VWAP of the common stock on the Trading Day immediately prior to the applicable Installment Date, and (iii) 87.5% of the arithmetic average of the two lowest VWAPs of the common stock during the ten consecutive Trading Day period ending and including the Trading Day immediately prior to the applicable Installment Date as applicable, provided that we meet standard equity conditions. We shall make such election no later than the eleventh trading day immediately prior to the applicable Installment Date.
If we elect or are required to pay an Installment Amount in whole or in part in cash, the amount paid will be equal to 108% of the applicable Installment Amount.
Each holder of the Series C Preferred Shares shall be entitled to receive dividends (a) if no triggering event, as defined in the Series C Certificate of Designations, has occurred and is continuing when and as declared by the board of directors, in its sole and absolute discretion or (b) if a triggering event has occurred and until such triggering event has been cured, a dividend of 15% per annum based on the holder’s outstanding number of Series C Preferred Shares multiplied by the stated value.

In the event of a triggering event, as defined in the Series C Certificate of Designations, the holders of the Series C Preferred Shares can force redemption at a price equal to the greater of  (a) the conversion amount to be redeemed multiplied by 125% and (b) the product of  (i) the conversion rate with respect to the conversion amount in effect at such time as such holder delivers a triggering event redemption notice multiplied by (ii) the greatest closing sale price of the common stock on any Trading Day during the period commencing on the date immediately preceding such triggering event and ending on the date we make the entire payment required.
In the event of the liquidation, dissolution, or winding up of our Company, prior to distribution to holders of securities ranking junior to the Series C Preferred Shares, holders of Series C Preferred Shares will be entitled to receive the amount of cash, securities or other property equal to the greater of  (a) the stated value thereof on the date of such payment plus accrued dividends, if any and (b) the amount per share such holder would receive if such holder converted such Series C Preferred Shares into common stock immediately prior to the date of such payment.
Shares of Series C Preferred Stock rank with respect to dividend rights and rights upon our liquidation, winding up or dissolution:
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senior to shares of our common stock;

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junior to our debt obligations;

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junior to our outstanding Series B Preferred Stock; and

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effectively junior to our subsidiaries’ (i) existing and future liabilities and (ii) capital stock held by others.

The holders of the Series C Preferred Shares have no voting rights, except as required by law; provided, however, that any amendment to our Charter or By-laws or the Series C Certificate of Designations that adversely affects the powers, preferences and rights of the Series C Preferred Shares requires the approval of the holders of a majority of the Series C Preferred Shares then outstanding.
There is no established public trading market for the Series C Preferred Shares, and we do not expect a market to develop for the Series C Preferred Shares. The Series C Preferred Shares will not be listed on Nasdaq or any other exchange or trading market. We do not plan on making an application to list the Series C Preferred Shares on The Nasdaq Stock Market, any other national securities exchange or any other nationally recognized trading system.
Until September 8, 2018, the holders of the Series C Preferred Shares have the right to receive notice of and to participate in any offering, issuance or sale of equity or equity-equivalent securities by us or our subsidiaries, other than issuances under certain employee benefit plans, upon the conversion of certain options or other convertible securities, or pursuant to certain acquisitions or strategic transactions. Pursuant to such participation rights, the Company must offer to issue and sell to such holders at least 35% of the offered securities.
Series B Preferred Stock
We have 105,875 shares of our Series B Preferred Stock authorized for issuance. As of July 31, 2018, there were 64,020 shares of Series B Preferred Stock issued and outstanding. The shares of our Series B Preferred Stock and the shares of our common stock issuable upon conversion of the shares of our Series B Preferred Stock are covered by a registration rights agreement. The following is a summary of certain provisions of our Series B Preferred Stock.
Ranking
Shares of Series B Preferred Stock rank with respect to dividend rights and rights upon our liquidation, winding up or dissolution:
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senior to shares of our common stock;

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junior to our debt obligations; and

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effectively junior to our subsidiaries’ (i) existing and future liabilities and (ii) capital stock held by others.

Dividends
The Series B Preferred Stock pays cumulative annual dividends of $50.00 per share which are payable quarterly in arrears on February 15, May 15, August 15 and November 15. Unpaid accumulated dividends do not bear interest.
The dividend rate is subject to upward adjustment as set forth in the Certificate of Designation for the Series B Preferred Stock (the “Series B Certificate of Designation”) if we fail to pay, or to set apart funds to pay, any quarterly dividend. The dividend rate is also subject to upward adjustment as set forth in the Registration Rights Agreement entered into with the initial purchasers of the Series B Preferred Stock (the “Registration Rights Agreement”) if we fail to satisfy our registration obligations with respect to the Series B Preferred Stock (or the underlying common shares) under the Registration Rights Agreement.
No dividends or other distributions may be paid or set apart for payment on our common shares (other than a dividend payable solely in shares of a like or junior ranking) unless all accumulated and unpaid Series B Preferred Stock dividends have been paid or funds or shares of common stock have been set aside for payment of accumulated and unpaid Series B Preferred Stock dividends.
The dividend on the Series B Preferred Stock may be paid in cash; or at the option of the Company, in shares of our common stock, which will be registered pursuant to a registration statement to allow for the immediate sale of these common shares in the public market. Dividends of $3.2 million were paid in each of the years ended October 31, 2017, 2016 and 2015. There were no cumulative unpaid dividends as of July 31, 2018.
Liquidation
The holders of Series B Preferred Stock are entitled to receive, in the event that we are liquidated, dissolved or wound up, whether voluntarily or involuntarily, $1,000.00 per share plus all accumulated and unpaid dividends to the date of that liquidation, dissolution, or winding up (“Liquidation Preference”). Until the holders of Series B Preferred Stock receive their Liquidation Preference in full, no payment will be made on any junior shares, including shares of our common stock. After the Liquidation Preference is paid in full, holders of the Series B Preferred Stock will not be entitled to receive any further distribution of our assets. As of July 31, 2018, the Series B Preferred Stock had a Liquidation Preference of $64.0 million.
Conversion Rights
Each share of Series B Preferred Stock may be converted at any time, at the option of the holder, into 7.0922 shares of our common stock, which is equivalent to an initial conversion price of $141.00 per share plus cash in lieu of fractional shares. The conversion rate is subject to adjustment upon the occurrence of certain events as described in the Series B Certificate of Designation. The conversion rate is not adjusted for accumulated and unpaid dividends. If converted, holders of Series B Preferred Stock do not receive a cash payment for all accumulated and unpaid dividends; rather, all accumulated and unpaid dividends are canceled.
We may, at our option, cause shares of Series B Preferred Stock to be automatically converted into that number of shares of our common stock that are issuable at the then prevailing conversion rate. We may exercise our conversion right only if the closing price of our common stock exceeds 150% of the then prevailing conversion price ($141.00 per share as of July 31, 2018) for 20 trading days during any consecutive 30 trading day period, as described in the Series B Certificate of Designation.
Redemption
We do not have the option to redeem the shares of Series B Preferred Stock. However, holders of the Series B Preferred Stock can require us to redeem all or part of their shares at a redemption price equal to the Liquidation Preference of the shares to be redeemed in the case of a “fundamental change” (as described in the Series B Certificate of Designation).

We may, at our option, elect to pay the redemption price in cash or, in shares of our common stock valued at a discount of 5% from the market price of shares of our common stock, or any combination thereof. Notwithstanding the foregoing, we may only pay such redemption price in shares of our common stock that are registered under the Securities Act of 1933, as amended, or the Securities Act, and eligible for immediate sale in the public market by non-affiliates of the Company.
Voting Rights
Holders of Series B Preferred Stock currently have no voting rights; however, holders may receive certain voting rights, as described in the Series B Certificate of Designation, if  (a) dividends on any shares of Series B Preferred Stock, or any other class or series of stock ranking on a parity with the Series B Preferred Stock with respect to the payment of dividends, shall be in arrears for dividend periods, whether or not consecutive, for six calendar quarters or (b) we fail to pay the redemption price, plus accrued and unpaid dividends, if any, on the redemption date for shares of Series B Preferred Stock following a fundamental change.
So long as any shares of Series B Preferred Stock remain outstanding, we will not, without the consent of the holders of at least two-thirds of the shares of Series B Preferred Stock outstanding at the time (voting separately as a class with all other series of preferred stock, if any, on parity with our Series B Preferred Stock upon which like voting rights have been conferred and are exercisable) issue or increase the authorized amount of any class or series of shares ranking senior to the outstanding shares of the Series B Preferred Stock as to dividends or upon liquidation. In addition, we will not, subject to certain conditions, amend, alter or repeal provisions of our Charter, including the Series B Certificate of Designation, whether by merger, consolidation or otherwise, so as to adversely amend, alter or affect any power, preference or special right of the outstanding shares of Series B Preferred Stock or the holders thereof without the affirmative vote of not less than two-thirds of the issued and outstanding Series B Preferred Stock shares.
Series 1 Preferred Shares
As of July 31, 2018, there were 1,000,000 Series 1 Preferred Shares of FCE Ltd. issued and outstanding, which are convertible into shares of our common stock. We have guaranteed the obligations of FCE Ltd. under the terms of the Series 1 Preferred Shares.
On March 31, 2011 and April 1, 2011, we entered into agreements with Enbridge, the sole holder of the Series 1 Preferred Shares, to modify the provisions of the Series 1 Preferred Shares. Consistent with the previous Series 1 Preferred Share agreement, we continue to guarantee the return of principal and dividend obligations of FCE Ltd. to the holders of Series 1 Preferred Shares under the modified agreement.
The terms of the Series 1 Preferred Shares require (a) annual dividend payments of Cdn. $500,000 and (b) annual return of capital payments of Cdn. $750,000. These payments commenced on March 31, 2011 and will end on December 31, 2020. Dividends accrue at a 1.25% quarterly rate on the unpaid principal balance, and additional dividends will accrue on the cumulative unpaid dividends (inclusive of the Cdn. $12.5 million unpaid dividend balance as of the modification date) at a rate of 1.25% per quarter, compounded quarterly. On December 31, 2020, the amount of all accrued and unpaid dividends on the Series 1 Preferred Shares of Cdn. $21.1 million and the balance of the principal redemption price of Cdn. $4.4 million shall be paid to the holders of the Series 1 Preferred Shares. FCE Ltd. has the option of making dividend payments in the form of common stock or cash under the terms of the Series 1 Preferred Shares.
In addition to the above, the significant terms of the Series 1 Preferred Shares include the following:
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Voting Rights — The holders of the Series 1 Preferred Shares are not entitled to any voting rights.

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Dividends — Dividend payments can be made in cash or in shares of our common stock, at the option of FCE Ltd., and if common stock is issued it may be unregistered. If FCE Ltd. elects to make such payments by issuing shares of our common stock, the number of shares of common stock is determined by dividing the cash dividend obligation by 95% of the volume average price in U.S. dollars at which board lots of the common shares have been traded on Nasdaq during the 20 consecutive trading days preceding the end of the calendar quarter for which such dividend in common shares is to be paid, converted into Canadian dollars using the Bank of Canada’s noon rate of exchange on the day of determination.
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Redemption — The Series 1 Preferred Shares are redeemable by FCE Ltd. for Cdn. $25.00 per share, less any amounts paid as a return of capital in respect of such share, plus all unpaid dividends and accrued interest. Holders of the Series 1 Preferred Shares do not have any mandatory or conditional redemption rights.

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Liquidation or Dissolution — In the event of the liquidation or dissolution of FCE Ltd., the holders of Series 1 Preferred Shares will be entitled to receive Cdn. $25.00 per share, less any amounts paid as a return of capital in respect of such shares, plus all unpaid dividends and accrued interest. We have guaranteed any liquidation obligations of FCE Ltd.

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Exchange Rights — A holder of Series 1 Preferred Shares has the right to exchange such shares for fully paid and non-assessable shares of our common stock at the following exchange prices (after giving effect to the December 3, 2015 reverse stock split):

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Cdn. $1,664.52 per share of our common stock after July 31, 2015 until July 31, 2020; and

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at any time after July 31, 2020, at a price equal to 95% of the then current market price (in Cdn.$) of shares of our common stock at the time of conversion.

For example, assuming the holder of the Series 1 Preferred Shares exercises its conversion rights after July 31, 2020 and assuming our common stock price is $1.30 (our common stock closing price on July 31, 2018) and an exchange rate of U.S. $1.00 to Cdn. $1.30 (exchange rate on July 31, 2018) at the time of conversion, we would be required to issue approximately 2,762,104 shares of our common stock.
Terms of Preferred Stock to Be Offered
This section describes the general terms of our preferred stock to which any prospectus supplement may relate. Certain terms of any series of our preferred stock offered by any prospectus supplement will be described in such prospectus supplement. If so indicated in the prospectus supplement, the terms of that series may differ from the terms described below. The following description of the terms of our preferred stock that may be issued in the future is a summary. You should refer to our Charter and any certificate of amendment to our Charter or Certificate of Designations filed with the SEC in connection with the offering of our preferred stock for a full description of the terms of the preferred stock.
Under our Charter, our board of directors has the authority, without further stockholder action, to issue from time to time, preferred stock in one or more series and for such consideration as may be fixed from time to time by our board of directors. Our board of directors also has the authority to fix and determine, in the manner provided by law, the relative rights and preferences of the shares of any series so established, such as dividend and voting rights. Our Charter authorizes the issuance of 250,000 shares of preferred stock. Prior to the issuance of each series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock. Our board of directors may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock and could have anti-takeover effects.
Our preferred stock will have the dividend, liquidation, redemption, voting and conversion rights set forth below unless otherwise specified in the applicable prospectus supplement. You should read the prospectus supplement relating to the particular series of preferred stock offered thereby for specific terms, including:
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the number of shares to constitute such series and the distinctive designation of such series;

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the dividend rate on the shares of such series and the preferences, if any, and the special and relative rights of the shares of such series as to dividends;

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whether or not the shares of such series shall be redeemable, and, if redeemable, the price, terms and manner of redemption;

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the preferences, if any, and the special and relative rights of the shares of such series upon liquidation;

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whether or not the shares of such series shall be subject to the operation of a sinking or purchase fund and, if so, the terms and provisions of such fund;

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whether or not the shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class of stock and, if so, the conversion price or ratio and other conversion rights;

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the conditions under which the shares of such series shall have separate voting rights or no voting rights; and

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such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series of preferred stock.

Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will, upon issuance, rank equally in all respects with each other then-outstanding series of preferred stock.
If our board of directors decides to issue any preferred stock, it may discourage or make more difficult a merger, tender offer, business combination, or proxy contest, assumption of control by a holder of a large block of our securities, or the removal of incumbent management, even if these events were favorable to the interests of stockholders. Our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights and dividend and liquidation preferences that may adversely affect the holders of our other equity or debt securities. Additionally, the issuance of preferred stock may decrease the market price of our common stock and may adversely affect the voting and other rights of the holders of our common stock.
Ranking
Any series of our preferred stock will, with respect to dividend rights and rights on liquidation, winding up or dissolution, rank:
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senior to all classes of our common stock and to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank junior to that preferred stock;

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equally with all equity securities issued by us, the terms of which specifically provide that the equity securities will rank equally with that preferred stock; and

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junior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank senior to that preferred stock.

Dividends
The holders of our preferred stock will be entitled to receive, when, as and if declared by our board of directors, dividends at such rates and on such dates as will be specified in the applicable prospectus supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable prospectus supplement. Dividends will be payable to the holders of record as they appear on our stock books on such record dates as will be fixed by our board of directors. Dividends may be paid in the form of cash, preferred stock (of the same or a different series) or our common stock, in each case as specified in the applicable prospectus supplement.
Dividends on any series of our preferred stock may be cumulative or noncumulative, as specified in the applicable prospectus supplement. If the dividends on a series of our preferred stock are noncumulative (“Noncumulative Preferred Stock”), and our board of directors fails to declare a dividend payable on a dividend payment date, then the holders of such preferred stock will have no right to receive a dividend in respect to the dividend period relating to such dividend payment date, and we will not be obligated to pay the dividend accrued for such period, whether or not dividends on such preferred stock are declared or paid on any future dividend payment dates. Dividends on shares of any cumulative series of preferred stock (“Cumulative Preferred Stock”) shall accumulate from and after the day on which such shares are issued, but arrearages in the payment thereof shall not bear interest.

If we have not declared and paid or set apart when due all accrued dividends on each series of our preferred stock through the last preceding dividend date of each such series, we may not declare or pay any dividends on, or make other distributions on, our common stock other than a dividend payable in our common stock.
Redemption
A series of our preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices specified in the applicable prospectus supplement. Redeemed shares of our preferred stock will become authorized but unissued shares of preferred stock that we may issue in the future.
The terms and conditions under which all or any part of any series of our preferred stock may be redeemed will be established by our board of directors before we issue such series of preferred stock. All shares of our preferred stock that we redeem, or which have been surrendered for conversion or exchange or for cancellation pursuant to any sinking or purchase fund, will return to the status of authorized but unissued shares.
Conversion Rights
The prospectus supplement relating to a series of convertible preferred stock will describe the terms on which shares of such series are convertible into our common stock.
Rights Upon Liquidation
Unless the applicable prospectus supplement states otherwise, if we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of our preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of our common stock or any other class or series of shares ranking junior to such preferred stock upon liquidation, liquidating distributions in the amount of the liquidation preference of such preferred stock plus accrued and unpaid dividends (which will not, if such preferred stock is Noncumulative Preferred Stock, include any accumulation in respect of unpaid dividends for prior dividend periods). If we voluntarily or involuntarily liquidate, dissolve or wind up our business and the amounts payable with respect to our preferred stock of any series and any of our other securities ranking equal as to any such distribution are not paid in full, the holders of such preferred stock and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of our preferred stock of any series will not be entitled to any further participation in any distribution of our assets.
Voting Rights
Except as described in this section or in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of our preferred stock will not be entitled to vote. If the holders of a series of our preferred stock are entitled to vote and the applicable prospectus supplement does not state otherwise, each such share will be entitled to one vote on matters on which holders of such series of preferred stock are entitled to vote. For any series of our preferred stock having one vote per share, the voting power of such series, on matters on which holders of such series and holders of other series of our preferred stock are entitled to vote as a single class, will depend on the number of shares in such series, not the aggregate stated value, liquidation preference or initial offering price of the shares of such series of preferred stock.
Registrar and Transfer Agent
The registrar and transfer agent for our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities and provisions of the indenture that will govern the debt securities, and is not complete. We will describe the particular terms of any debt securities in the prospectus supplement relating to those debt securities.
Our senior debt securities will be issued under an indenture between us and a trustee, a form of which is incorporated by reference into this prospectus and attached as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to herein as the “senior indenture.” Our subordinated debt securities will be issued under an indenture between us and a trustee, a form of which is incorporated by reference into this prospectus and attached as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the subordinated debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to herein as the “subordinated indenture.” The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the “indenture.” See “Where You Can Find More Information.”
The following is a summary of some provisions of the indenture. The following summary does not purport to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including the definitions of specified terms used in the indenture, and the debt securities. We encourage you to read the indenture and the debt securities because they, and not this description, set forth your rights as a holder of our debt securities. We will describe the particular terms of any debt securities in the prospectus supplement relating to those debt securities. Parenthetical section references under this heading are references to sections in the indenture unless we indicate otherwise.
General Terms
The indenture does not limit the amount of debt securities that we may issue. (Section 301). The indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. Unless the applicable prospectus supplement specifies otherwise, the debt securities will be unsecured and will have the same rank as all of our other unsecured debt. Unless a subsidiary is added as a subsidiary guarantor under the indenture, none of our subsidiaries, if any, will have any obligations with respect to the debt securities. Therefore, our rights and the rights of our creditors, including holders of senior debt securities and subordinated debt securities, to participate in the assets of any subsidiary which is not a subsidiary guarantor under the indenture will be subject to the prior claims of the creditors of any such subsidiaries.
We may issue the debt securities in one or more separate series of senior debt securities. (Section 301). The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:
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the title of the debt securities and the series in which the debt securities will be included;

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the authorized denominations and aggregate principal amount of the debt securities;

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the date or dates on which the principal and premium, if any, are payable;

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the rate or rates per annum at which the debt securities will bear interest, if there is any interest, or the method or methods of calculating interest and the date from which interest will accrue;

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the place or places where the principal of and any premium and interest on the debt securities will be payable;

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the dates on which the interest will be payable and the corresponding record dates;

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if applicable, the period or periods within which or the date or dates on which, the price or prices at which, and the terms and conditions on which, the debt securities may be redeemed, in whole or in part, at our option;

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whether the debt securities of the series will be issued in whole or in part;

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whether the debt securities of the series will be issued in the form of a global security and, if so, the name of the applicable depositary and global exchange agent, whether such global form shall be permanent or temporary and, if applicable, the global exchange date;

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if the debt securities of the series are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be in global form and whether interest in respect of any portion of such global security payable in respect of an interest payment date prior to the global exchange date shall be paid to any clearing organization with respect to a portion of such global security held for its account;

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any obligation, if any, to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder;

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the portion of the principal amount of the debt securities payable upon declaration of the acceleration of the maturity of the debt securities;

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the person to whom any interest on any debt security will be payable if other than the person in whose name the debt security is registered on the applicable record date;

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any events of default, covenants or warranties applicable to the debt securities;

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the currency, currencies or composite currency of denomination of the debt securities;

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the currency, currencies or composite currencies in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

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if the amount of payments of principal of (and premium, if any) or interest on the debt securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

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if payments of principal of (and premium, if any) or interest on the debt securities of the series are to be made in a foreign currency other than the currency in which such debt securities are denominated, the manner in which the exchange rate with respect to such payments shall be determined;

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whether and under what conditions we will pay additional amounts to holders of the debt securities;

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the terms and conditions of any conversion or exchange provisions in respect of the debt securities;

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the terms pursuant to which our obligation under the indenture may be terminated through the deposit of money or government obligations;

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the person or persons who shall be security registrar for the debt securities of such series if other than the trustee, and the place or places where the security register for such series shall be maintained and the person or persons who will be the initial paying agent or agents, if other than the trustee;

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whether the debt securities of the series will be subordinated in right of payment to any other indebtedness;

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whether or not the debt securities of that series will be secured or unsecured and the terms relating thereto; and

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any other specific terms of the debt securities not inconsistent with the indenture. (Section 301).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities.

U.S. Federal Income Tax Considerations
We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. We will describe some special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement. We encourage you to consult with your own tax and financial advisors on these important matters.
Payment, Registration, Transfer and Exchange
Subject to any applicable laws or regulations, we will make payments on the debt securities at a designated office or agency, unless the applicable prospectus supplement otherwise sets forth. At our option, however, we may also make interest payments on the debt securities in registered form:
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by checks mailed to the persons entitled to interest payments at their registered addresses; or

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by wire transfer to an account maintained by the person entitled to interest payments as specified in the security register.

Unless the applicable prospectus supplement otherwise indicates, we will pay any installment of interest on debt securities in registered form to the person in whose name the debt security is registered at the close of business on the regular record date for that installment of interest. (Section 307). If a holder wishes to receive payment by wire transfer, the holder should provide the paying agent with written wire transfer instructions at least 15 days prior to the payment date.
Unless the applicable prospectus supplement otherwise sets forth, debt securities issued in registered form will be transferable or exchangeable at the agency we may designate from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange. (Section 305).
Book-Entry Procedures
The applicable prospectus supplement for each series of debt securities will state whether those debt securities will be subject to the following provisions.
Unless debt securities in physical form are issued, the debt securities will be represented by one or more fully-registered global certificates, in denominations of $1,000 or any integral multiple of $1,000. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company, which we refer to in this prospectus as DTC, and registered in its name or in the name of Cede & Co. or other nominee of DTC. No holder of debt securities initially issued as a global certificate will be entitled to receive a certificate in physical form, except as set forth below.
DTC has advised us that:
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DTC is:

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a “banking organization” within the meaning of the New York banking law;

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a limited purpose trust company organized under the New York banking law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

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DTC holds securities for DTC participants and facilitates the settlement of securities transactions between DTC participants through electronic book-entry transfers and pledges, thereby eliminating the need for physical movement of certificates.

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DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

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Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Holders that are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the debt securities may do so only through DTC participants. In addition, holders of the debt securities will receive all distributions of principal and interest from the trustee through DTC participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of debt securities among DTC participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the debt securities. Under the book-entry system, holders of debt securities may experience some delay in receipt of payments, since the trustee will forward such payments to Cede & Co., as nominee for DTC, and DTC, in turn, will forward the payments to the appropriate DTC participants.
DTC participants will be responsible for distributions to holders of debt securities, which distributions will be made in accordance with customary industry practices. Although holders of debt securities will not have possession of the debt securities, the DTC rules provide a mechanism by which those holders will receive payments and will be able to transfer their interests. Although the DTC participants are expected to convey the rights represented by their interests in any global security to the related holders, because DTC can act only on behalf of DTC participants, the ability of holders of debt securities to pledge the debt securities to persons or entities that are not DTC participants or to otherwise act with respect to the debt securities may be limited due to the lack of physical certificates for the debt securities.
Neither we nor the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the debt securities or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only “holder of debt securities,” for purposes of the indenture, will be DTC or its nominee, the trustee will not recognize beneficial holders of debt securities as “holders of debt securities,” and beneficial holders of debt securities will be permitted to exercise the rights of holders only indirectly through DTC and DTC participants. DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the indenture only at the direction of one or more DTC participants to whose accounts with DTC the related debt securities are credited.
All payments we make to the trustee will be in immediately available funds and will be passed through to DTC in immediately available funds.
Physical certificates will be issued to holders of a global security, or their nominees, if:
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DTC advises the trustee in writing that DTC is no longer willing, able or eligible to discharge properly its responsibilities as depository and we are unable to locate a qualified successor; or

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we decide in our sole discretion to terminate the book-entry system through DTC. (Section 305).

In such event, the trustee will notify all holders of debt securities through DTC participants of the availability of such physical debt securities. Upon surrender by DTC of a definitive global note representing the debt securities and receipt of instructions for reregistration, the trustee will reissue the debt securities in physical form to holders or their nominees. (Section 305).
Debt securities in physical form will be freely transferable and exchangeable at the office of the trustee upon compliance with the requirements set forth in the indenture.
No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required. (Section 305).
Consolidation, Merger or Sale by the Company
The indenture generally permits a consolidation or merger between us and another U.S. legal entity. It also permits the sale or transfer by us of all or substantially all of our property and assets to another U.S. legal entity. These transactions are permitted if:

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(A) we are the continuing or surviving legal entity, or (B) the resulting or acquiring legal entity, if other than us, assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

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immediately after the transaction, no event of default exists; and

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the trustee shall have received an officer’s certificate and an opinion stating such consolidation, merger, conveyance, transfer or lease and, if applicable, the corresponding supplemental indenture, are in compliance with the base indenture. (Section 801).

Even though the indenture contains the provisions described above, we are not required by the indenture to comply with those provisions if we sell all of our property and assets to another U.S. legal entity if, immediately after the sale, that legal entity is one of our wholly-owned subsidiaries. (Section 803).
If we consolidate or merge with or into any other legal entity or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring legal entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor legal entity may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 802).
Events of Default, Notice and Certain Rights on Default
Unless otherwise stated in the applicable prospectus supplement, an “event of default,” when used with respect to any series of debt securities, means any of the following:
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failure to pay interest on any debt security of that series for 30 days after the payment is due;

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failure to pay the principal of or any premium on any debt security of that series when due;

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failure to deposit any sinking fund payment on debt securities of that series when due;

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failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

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an event of default under any debt by the company or any significant subsidiary of the company (including a default with respect to any series of debt securities) that results in debt of an outstanding principal amount greater than $50,000,000 becoming or being declared due and payable and such acceleration has not been rescinded or annulled or such debt has not been discharged for 30 days after we have received written notice in the manner specified in the indenture;

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certain events in bankruptcy, insolvency or reorganization; or

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any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501).

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration. (Section 502).
The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.
The indenture requires us to furnish an officer’s certificate to the trustee each year as to the knowledge of our principal executive, financial or accounting officer of our compliance with all conditions and covenants under the indenture. (Section 1006). The trustee will transmit by mail to the holders of debt securities of a series notice of any default.
Other than its duties in the case of a default, the trustee will not be obligated to exercise any of its rights or powers under an indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnification satisfactory to the trustee. (Section 603). If indemnification satisfactory to the trustee is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:
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conducting any proceeding for any remedy available to the trustee; or

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exercising any trust or power conferred upon the trustee. (Section 512).

The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:
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the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered indemnification to, the trustee to begin the proceeding;

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the trustee has not started the proceeding within 60 days after receiving the request; and

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the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507).

The holders of not less than a majority in aggregate principal amount of any series of debt securities, by notice to the trustee for that series, may waive, on behalf of the holders of all debt securities of that series, any past default or event of default with respect to that series and its consequences. (Section 513). A default or event of default in the payment of the principal of, or premium or interest on, any debt security and certain other defaults may not, however, be waived. (Sections 508 and 513).
Modification of the Indenture
We, as well as the trustee for a series of debt securities, may enter into one or more supplemental indentures, without the consent of, or notice to, the holders of any of the debt securities, in order to:
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evidence the succession of another corporation to us and the assumption of our covenants by a successor;

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add to our covenants or surrender any of our rights or powers;

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add additional events of default for any series;

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change or eliminate any restrictions on the payment of principal of (or premium, if any, on) debt securities, provided such action will not adversely affect the interest of holders of any series of debt securities in any material respect;

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permit or facilitate the issuance of debt securities in uncertificated form, provided such action will not adversely affect the interests of holders of any series of debt securities in any material respect;

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secure the debt securities;

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change or eliminate any of the provisions of the indenture, provided that any such change or elimination (a) shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provisions or (b) shall not apply to any debt security outstanding;

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establish the form or terms of debt securities not yet issued;

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evidence and provide for successor trustees;

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change or eliminate provisions or add any other provisions that are required or desirable in accordance with any amendments to the Trust Indenture Act of 1939, which we refer to in this prospectus as the Trust Indenture Act, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indenture in any material respect;

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comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

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provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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make any change that would provide additional rights or benefits to holders of debt securities or any series, or that does not adversely affect the legal rights of such holders under the indenture;

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supplement any provisions of the indenture to facilitate defeasance and discharge of any series of debt securities, provided such action will not adversely affect the interest of the holders of debt securities of such series or any other series;

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conform text of the indenture or any debt securities to the description thereof in any prospectus supplement;

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cure any ambiguity or correct any mistake;

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add a subsidiary guarantor under the indenture or release a subsidiary guarantor in accordance with the indenture; or

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make any other provision with respect to the indenture, provided that such actions will not adversely affect the interests of the holders, as determined in good faith by our board of directors (Section 901).

In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by the supplemental indenture, we and the trustee may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or any supplemental indenture or modifying the rights of the holders of debt securities of that series. No such supplemental indenture may, however, without the consent of the holder of each debt security that is affected:
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change the time for payment of principal or interest on any debt security;

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reduce the principal of, or any installment of principal of, or interest on, any debt security;

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reduce the amount of premium, if any, payable upon the redemption or repayment of any debt security;

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change any obligation of the company to pay additional amounts;

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reduce the amount of principal payable upon acceleration of the maturity of an original issue discount debt security;

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impair the right to institute suit for the enforcement of any payment on or for any debt security;

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reduce the percentage in principal amount of the outstanding debt securities of any series the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

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modify the provisions relating to waiver of some defaults or any of the foregoing provisions;

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change the currency of payment;

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adversely affect the right to repayment of debt securities of any series at the option of the holders of those debt securities; or

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change the place of payment. (Section 902).

Any supplemental indenture will be filed with the SEC as an exhibit to:
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a post-effective amendment to the registration statement of which this prospectus is a part;

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an annual report on Form 10-K;

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a quarterly report on Form 10-Q; or

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a current report on Form 8-K.

Defeasance and Covenant Defeasance
When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government obligations to pay the principal, interest, any premium and any mandatory sinking fund or analogous payments due to the stated maturity or a redemption date of the debt securities of a particular series, then at our option:
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we will be discharged from our obligations for the debt securities of that series, the holders of the debt securities of the affected series will no longer be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities, and those holders may look only to the deposited funds or obligations for payment, which is referred to as “defeasance”; or

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we will no longer be under any obligation to comply with certain covenants under the indenture as it relates to that series, and some events of default will no longer apply to us, which is referred to as “covenant defeasance.” (Sections 403 and 1401).

Unless the applicable prospectus supplement specifies otherwise and except as described below, the conditions to both defeasance and covenant defeasance are as follows:
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it must not result in a breach or violation of, or constitute a default or event of default under, the indenture, or result in a breach or violation of, or constitute a default under, any other of our other agreements or instruments;

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certain bankruptcy-related defaults or events of default with respect to us must not have occurred and be occurring during the period commencing on the date of the deposit of the trust funds to defease the debt securities and ending on the 91st day after that date;

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we must deliver to the trustee an officer’s certificate and an opinion of counsel addressing compliance with the conditions of the defeasance or covenant defeasance; and

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we must comply with any additional conditions to the defeasance or covenant defeasance that the indenture may impose on us. (Sections 403 and 1401).

In the event that government obligations deposited with the trustee for the defeasance of such debt securities decrease in value or default subsequent to their being deposited, we will have no further obligation, and the holders of the debt securities will have no additional recourse against us, for any decrease in value or default. If indicated in the prospectus supplement, in addition to obligations of the United States or an agency or instrumentality of the United States, government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency in which debt securities of such series are payable.
We may exercise our defeasance option for the debt securities even if we have already exercised our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities may not be accelerated because of default or an event of default. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated because of default or an event of default with respect to the covenants to which the covenant defeasance is applicable. If, however, acceleration occurs, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, because the required deposit in the defeasance trust is based on scheduled cash flow rather than market value, which will vary depending on interest rates and other factors.
Conversion and Exchange Rights
The debt securities of any series may be convertible into or exchangeable for other securities of our company or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement. (Section 301).

Governing Law
The indenture and the debt securities will be governed by, and construed under, the laws of the State of New York without regard to conflicts of laws principles thereof.
Ranking
The senior debt securities will be our senior and unsubordinated obligations, ranking equally and ratably with all our other existing and future senior and unsubordinated obligations. Unless the applicable prospectus supplement specifies otherwise, the senior debt securities will be effectively subordinated to all of our existing and future secured indebtedness.
Unless the applicable prospectus supplement specifies otherwise, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of the senior indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed. The term “senior indebtedness” means:
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the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed;

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all indebtedness evidenced by notes, debentures, bonds or other securities;

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purchase money and similar obligations;

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obligations under capital leases determined in accordance with generally accepted accounting principles as in effect in the United States on July 1, 2018 (without giving effect to any phase-in of the effectiveness of any change in generally accepted accounting principles that has been adopted as of such date);

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guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for the payment of, indebtedness of others;

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renewals, extensions and refunding of any senior indebtedness;

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interest or obligations in respect of any senior indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

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obligations associated with derivative products, including interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements unless, in each case, the instrument by which we incurred, assumed or guaranteed the indebtedness or obligations described in the foregoing clauses expressly provides that the indebtedness or obligation is not senior in right of payment to the subordinated debt securities.

Upon any distribution of our assets in connection with any dissolution, winding up, liquidation or reorganization of our company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors generally or any other marshalling of our assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of our properties in accordance with the subordinated indenture, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. (subordinated indenture, Section 1501).
In the event that a payment default occurs and is continuing with respect to the senior indebtedness, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series is declared due and payable pursuant to the subordinated indenture and that declaration is not rescinded and annulled, the holders of all senior indebtedness outstanding at the time of the declaration will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. (subordinated indenture, Section 1501)

This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities. (subordinated indenture, Section 1503). There is no limitation on the issuance of additional senior indebtedness in the subordinated indenture.
Regarding the Trustee
We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee or its affiliates under the senior indenture or the trustee or its affiliates under the subordinated indenture.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict or resign.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock, debt securities or other securities registered pursuant to this registration statement and described in this prospectus. We may issue warrants independently or together with other securities that may be attached to or separate from the warrants. We will issue each series of warrants under a separate warrant agreement that will be entered into between us and a bank or trust company, as warrant agent, and will be described in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of debt warrants or common stock warrants we may offer. We will set forth further terms of the debt warrants, common stock warrants or warrants to purchase other securities and the applicable warrant agreement in the applicable prospectus supplement.
Debt Warrants
If we offer warrants for the purchase of debt securities, a prospectus supplement relating to the warrants being offered will describe the terms of the warrants, the warrant agreement and the warrant certificates, including the following:
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the title of the debt warrants;

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the offering price for the debt warrants, if any;

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the aggregate number of the debt warrants;

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the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

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if applicable, the designation and terms of the securities with which such debt warrants are issued and the number of such debt warrants issued with each security;

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if applicable, the date from and after which such debt warrants and any securities issued therewith will be separately transferable;

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the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

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the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such debt warrants which may be exercised at any one time;

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whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered form;

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information with respect to book-entry procedures, if any;

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the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of certain United States federal income tax considerations;

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the identity of the warrant agent for the warrants;

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the anti-dilution provisions of such debt warrants, if any;

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the redemption or call provisions, if any, applicable to such debt warrant; and

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any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

Common Stock Warrants
If we offer warrants for the purchase of common stock, a prospectus supplement relating to the warrants being offered will describe the terms of any common stock warrants, including the following:
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the title of such warrants;

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the offering price of such warrants, if any;

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the aggregate number of such warrants;

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the designation and terms of the common stock that is issued and purchasable upon exercise of such warrants;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

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the number of shares of common stock that is issued and purchasable upon exercise of the warrants and the price which such shares may be purchased upon exercise;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of certain United States federal income tax considerations;

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the identity of the warrant agent for the warrants;

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the anti-dilution provisions of the warrants, if any;

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redemption or call provisions, if any, applicable to the warrants; and

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any other terms of the warrants.

DESCRIPTION OF UNITS
The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
We may issue units comprised of one or more shares of common stock or preferred stock, debt and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will describe in the applicable prospectus supplement the terms of the series of units, including:
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The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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Any provisions of the governing unit agreement that differ from those described below; and

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Any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Common Stock,” “Description of Preferred Stock,” and “Description of Warrants” will apply to each unit and to any debt, shares of capital stock or warrant included in each unit, respectively.
Issuance in Series
We may issue units in such amounts and in numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent, if applicable, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.
We, any unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary, or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry securities represented by the global security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters, or agents participating in the distribution of the book-entry securities. Ownership of book-entry securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the depositary for the related global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer, or pledge beneficial interests in book-entry securities.
Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
See also the section entitled “Description of Debt Securities — Book-Entry Procedures” for additional information.
Street Name Holders
We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he, she, or it maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders
Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name, or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Whether and how the holders contact the indirect holders is up to the holders.
Special Considerations For Indirect Holders
If you hold securities through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to determine the following:
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how it handles securities payments and notices;

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whether it imposes fees or charges;

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how it would handle a request for the holders’ consent, if ever required;

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whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee, or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank, or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
We may at any time and in our sole discretion determine not to have any of the book-entry securities of any series represented by one or more global securities and, in that event, we will issue certificated securities in exchange for the global securities of that series.

Special Considerations For Global Securities
The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
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an investor cannot cause the securities to be registered in his, her, or its name, and cannot obtain non-global certificates for his, her, or its interest in the securities, except in the special situations we describe below;

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an investor will be an indirect holder and must look to his, her, or its own bank or broker for payments on the securities and protection of his, her, or its legal rights relating to the securities, as we describe above;

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an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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an investor may not be able to pledge his, her, or its interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges, and other matters relating to an investor’s interest in a global security;

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we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

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the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices, and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:
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if the depositary notifies us that it is no longer willing, able or eligible to discharge properly its responsibilities as depository and we are unable to locate a qualified successor;

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if we decide in our sole discretion to terminate that global security.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular types and series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

CERTAIN PROVISIONS OF DELAWARE LAW, OUR CHARTER, AND BY-LAWS
Anti-Takeover Provisions
Provisions of our Charter and By-Laws
A number of provisions of our Charter and By-laws concern matters of corporate governance and the rights of stockholders. Some of these provisions, including, but not limited to, the inability of stockholders to take action by unanimous written consent, certain advance notice requirements for stockholder proposals and director nominations, supermajority voting provisions with respect to any amendment of voting rights provisions, the filling of vacancies on the board of directors by the affirmative vote of a majority of the remaining directors, and the ability of the board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof, without further stockholder action, may be deemed to have anti-takeover effect and may discourage takeover attempts not first approved by the board of directors, including takeovers which stockholders may deem to be in their best interests. If takeover attempts are discouraged, temporary fluctuations in the market price of shares of our common stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of the board of directors to issue preferred stock without further stockholder action, could also delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if the removal or assumption would be beneficial to our stockholders. These provisions could also discourage or inhibit a merger, tender offer or proxy contest, even if favorable to the interests of stockholders, and could depress the market price of our common stock. The board of directors believes these provisions are appropriate to protect our interests and the interests of our stockholders. The board of directors has no present plans to adopt any further measures or devices which may be deemed to have an “anti-takeover effect.”
Delaware Anti-Takeover Provisions
We are subject to Section 203 of the DGCL, which prohibits a publicly-held Delaware corporation from engaging in a “business combination,” except under certain circumstances, with an “interested stockholder” for a period of three years following the date such person became an “interested stockholder” unless:
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before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

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upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who are also officers of the corporation and shares held by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or following the time such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders (and not by written consent) by the affirmative vote of the holders of at least 66 2∕3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

The term “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested stockholder status, owned, 15% or more of a corporation’s outstanding voting stock. The term “business combination” includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock held by stockholders. A Delaware corporation may “opt out” of Section 203 with an express provision in its original Charter or any amendment thereto. Our Charter does not contain any such exclusion.
Exclusive Forum
The By-laws provide that unless we consent in writing to an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers or other employees or our stockholders; (iii) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the DGCL or our Charter or the By-laws (as either may be amended from time to time), or (iv) any action asserting a claim against us or any of our directors or other officers or other employees governed by the internal affairs doctrine.
Limitations of Directors’ Liability
Our Charter provides that none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:
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for any breach of the director’s duty of loyalty to us or our stockholders;

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for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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under Section 174 of the DGCL; or

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for any transaction from which the director derived an improper personal benefit.

The effect of these provisions is to eliminate our rights and the rights of our stockholders (through stockholders’ derivatives suits on behalf of us) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions do not limit the liability of directors under federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Our Charter provides that none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Our By-laws provide for indemnification of our officers and directors to the fullest extent permitted by applicable law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the Charter, By-laws or applicable law, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PLAN OF DISTRIBUTION
We may sell the securities under this prospectus in one or more of the following ways from time to time:
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through agents;

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to or through underwriters;

•
through dealers;

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directly to one or more purchasers; or

•
through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:
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a fixed price or prices, which may be changed;

•
market prices prevailing at the time of sale;

•
prices related to prevailing market prices;

•
negotiated prices; or

•
a combination of these pricing methods.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:
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the name or names of any agents, underwriters, or dealers;

•
the purchase price of our securities being offered and the proceeds from the sale;

•
any over-allotment options under which underwriters may purchase additional securities from us;

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any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;

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the public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which such securities may be listed.

Unless otherwise indicated in the applicable prospectus supplement, if we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Unless otherwise indicated in a prospectus supplement, the underwriters will be obligated to purchase all the securities offered if they purchase any of the securities offered. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship. We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. We may also sell securities directly to one or more purchasers without using underwriters or agents.
Underwriters, dealers, or agents may receive compensation in the form of discounts, concessions, or commissions from us or from purchasers of the securities as their agents in connection with the sale of the securities. These underwriters, dealers, or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by underwriters, dealers, or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer, or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.
In connection with any offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.
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Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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Over-allotment involves sales by the underwriters of shares of our common stock in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of our common stock over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares of our common stock involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares of our common stock in the open market.

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Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares of our common stock available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option so that if there is a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares of our common stock in the open market after the pricing of any offering that could adversely affect investors who purchase in that offering.

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Penalty bids permit the representatives of the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, over-allotments, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Global Market or otherwise and, if commenced, may be discontinued at any time.
Underwriters, dealers, and agents may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments they may be required to make in respect of these liabilities. Underwriters, dealers, and agents and their affiliates may be customers of, may engage in transactions with, or perform services for us in the ordinary course of business for which they receive compensation.
Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us will be set forth in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.
If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
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negotiated transactions;

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at fixed public offering prices; and

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at varying prices determined by the underwriters at the time of sale.

In addition, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities if any are purchased.
We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.
If a dealer is utilized in the sales of offered securities, we will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.
We may directly solicit offers to purchase offered securities and sell offered securities directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.
In order to comply with the securities laws of some states, if applicable, the shares of common stock offered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.
LEGAL MATTERS
The validity of the securities offered hereby is being passed upon for us by Foley & Lardner LLP, Boston, Massachusetts.
EXPERTS
The consolidated financial statements of FuelCell Energy, Inc. and subsidiaries as of October 31, 2017 and 2016, and for each of the years in the three-year period ended October 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2017 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public from the SEC’s Internet site.
This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all provisions, exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet site.
You should rely only on the information provided in this prospectus and the registration statement. We have not authorized anyone else to provide you with different information. Our securities are not being offered in any state where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:
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our Annual Report on Form 10-K for the fiscal year ended October 31, 2017 filed with the SEC on January 11, 2018, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2018 Annual Meeting of Stockholders;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended January 31, 2018 and April 30, 2018, filed with the SEC on March 8, 2018 and June 7, 2018, respectively;

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our Current Reports on Form 8-K filed with the SEC on November 1, 2017, December 15, 2017, April 2, 2018, April 6, 2018, June 13, 2018 and June 20, 2018; and

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the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on June 6, 2000, including any amendments or reports filed for the purposes of updating this description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

You may request a copy of any or all of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
FuelCell Energy, Inc.
Attention: Corporate Secretary
3 Great Pasture Road
Danbury, Connecticut 06813
Telephone: (203) 825-6000
You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, any accompanying prospectus supplement or any “free writing prospectus” that we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

31,000,000 Shares

PROSPECTUS SUPPLEMENT

Common Stock
Joint Book-Running Managers
J.P. Morgan	Barclays	Canaccord Genuity
            , 2020